SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM SB-2


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                SearchHelp, Inc.
         --------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

           Delaware                            7380                    11-3621755
------------------------------     ----------------------------    ------------------
  (State of Jurisdiction of        (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)    Identification No.)


            1055 Stewart Avenue, Suite 12, Bethpage, New York 11714
-------------------------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)

             1055 Stewart Avenue, Suite 12, Bethpage, New York 11714
-------------------------------------------------------------------------------
                   (Address of Principal Place of Business)

                    William Bozsnyak, Chief Executive Officer
                                SearchHelp, Inc.
     1055 Stewart Avenue, Suite 12, Bethpage, New York 11714 (516) 922-4765
-------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:


                             Stephen A. Weiss, Esq.
                   Gersten Savage Kaplowitz Wolf & Marcus, LLP
                         500 Lexington Avenue, 9th Floor
                               New York, NY 10022
                              Phone: (212) 752-9700
                            Facsimile: (212) 980-5192

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                               ------------------


      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                 --------------


      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, checking the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                 ---------------


      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE

===================================================================================================================================
           Title of Each                                             Proposed                  Proposed
             Class of                     Shares To Be                Maximum                   Maximum               Amount of
            Securities                   Registered (1)           Offering Price          Aggregate Offering       Registration Fee
         To Be Registered                                          Per Share (2)                 Price
-----------------------------------------------------------------------------------------------------------------------------------
    Class A Redeemable Warrants
                                            2,474,000            $.10 per Warrant              $ 742,200                $87.36

    Class B Redeemable Warrants
                                            2,474,000            $.05 per Warrant              $ 742,200                $87.36

          Placement Agent
    Class A Redeemable Warrants              247,400             $.10 per Warrant              $ 24,740                 $2.91

          Placement Agent                    247,400             $.05 per Warrant              $ 12,370                 $1.46
    Class B Redeemable Warrants
===================================================================================================================================

===================================================================================================================================
    Common Stock Issuable upon               172,800             $.35 per Warrant              $ 60,480                 $7.12
Exercise of Placement Agent Warrant
===================================================================================================================================

===================================================================================================================================
            ECT Warrant                     2,300,000            $.35 per Warrant              $805,000                 $94.75
===================================================================================================================================

===================================================================================================================================
  Common Stock, $.0001 par value,
      Issuable on Exercise of
      All Redeemable Warrants               7,915,600             $.35 per Share              $2,770,460               $326.08

             Total Fee                                                                                                 $607.04
===================================================================================================================================


(1) This registration statement also covers an indeterminate number of shares of SearchHelp, Inc.'s common stock, par value $.0001 per share, that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act of 1933, as amended.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's common stock as reported on the NASDAQ OTC Bulletin Board on May 31, 2005.

                              Supplement Number Six
                                       to
                                   Prospectus



      This Post-Effective Amendment No. 6 has been prepared to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants. This supplement should be read in conjunction with our prospectus, and particularly the risk factors described in the prospectus.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this supplement is June 7, 2005

                                  RISK FACTORS


You should carefully consider the risks described below before buying shares of our common stock in this offering. Although, we have disclosed all material risks, that we are aware of, the risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses and no revenues to date and can not assure that we will be profitable in the foreseeable future


IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our investors that our business plans as described in this prospectus will materialize as we plan or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, we have incurred substantial operating expenses without generating significant revenues.

IF WE CONTINUE OUR HISTORY OF LOSSES, IT MAY CAUSE A DECLINE IN OUR STOCK PRICE OR AN INABILITY TO CONTINUE OUR OPERATIONS.

We incurred net losses in fiscal 2004 of $1,338,235. We have earned less than $22,000 in revenues from inception through December 31, 2004. As a result, as of December 31, 2004, we had stockholders' capital of $1,653,414 and a working capital deficiency of $554,918. For the three months ended March 31, 2005, we had stockholders' capital of $1,399,757 and a working capital deficiency of $777,379. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic instability may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline or cause us to discontinue our operations and may result in you losing a portion or all of your investment.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

We completed our public offering in July 2003 in which we sold 2,474,000 units for a total gross proceeds of $1,237,000. Each unit consisted of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75, at a purchase price of $.50 per unit. We spent most of the funds raised to pay off debt, payables and used the balance for working capital. We then began a private offering in September of 2003 to sell 2,400,000 shares of the Company's common stock at a purchase price of $0.25 per share. We later increased this offering in November 2003 to sell 7,200,000 shares for an aggregate of $1,800,000. We sold 6,886,000 shares of the Company's common stock for total proceeds of $1,721,500 less $52,750 in offering costs. These funds have allowed us to continue to operate since we have not yet generated any significant revenues. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our Chief Executive Officer and President and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

A PORTION OF OUR IAQ LINE OF BUSINESS MAY REQUIRE US TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED ("1940 ACT") WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

We are not registered and do not intend to register as an investment company under the 1940 Act or any similar state laws. As part of our planned IAQ business, we entered into an agreement with Environmental Commercial Technology Corp. to acquire for cash and securities an interest in the revenues from a mold remediation product. If we do not undertake substantial additional activities in connection with the product, it is possible that our investment in the product could be viewed as an investment company activity. We do not believe that our planned activity will constitute investment in securities and, therefore, will not cause us to be subject to regulation as an "investment company." We may however be required to register as an investment company in order to undertake this investment. Although there is a safe harbor exemption in the 1940 Act that would allow us to use up to 40% of our non-cash assets towards such investments, even if such investments were deemed to be a security investment activity, it is unlikely that we will be able to avail ourselves of such safe harbor exemption. If this were to occur, our day-to-day operations would then become subject to the regulatory and disclosure requirements imposed by the 1940 Act. We do not have the infrastructure to operate as an investment company and therefore would not be able to continue doing business.

WE CANNOT ASSURE INVESTORS THAT OUR BUSINESS STRATEGY WILL BE SUCCESSFUL OR THAT IT WILL SUCCESSFULLY ADDRESS THESE RISKS.

Our initial success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly (i) the determination by parents that they need and want to monitor and protect their children while on the Internet,
(ii) the determination by schools that they want to educate and inform their families about the need for monitoring and knowing what their children do while on the Internet, (iii) the recognition by home owners of the need to be concerned about home's indoor air quality and (iv) the awareness of mold as a growing health concern. A number of factors may inhibit acceptance, including
(i) the existence of competing products, (ii) our inability to convince families that they need to pay for the products and services which we will offer, or
(iii) failure by households and service companies to use our products. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in lower stock price.

THERE CAN BE NO ASSURANCE THAT WE WILL EARN A PROFIT ON THE MOLD REMEDIATION PRODUCT OR EVEN RECEIVE A RETURN OF ANY PORTION OF ITS INVESTMENT, ALL OF WHICH COULD BE LOST

We have used a substantial amount of our resources to acquire an interest in the mold remediation product. We have paid $500,000 in cash and are required to pay an additional $100,000 in cash. We have also issued 2,300,000 shares of our common stock and issued warrants to purchase 2,300,000 shares of our common stock. This is a substantial commitment of our resources and we will not achieve any substantial benefit unless the product is effective for its intended purposes and achieves wide market acceptance and sales within a relatively short period of time. We were required to effectuate and pay the costs of a registration statement with Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to Environmental Commercial Technology Corp. and its parent by September 1, 2004. Since we have not registered these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. At December 31, 2004, the shares were not registered and the reduction in the warrants exercise aggregating $138,000 was charged to operations. At April 4, 2005, the shares have not been registered and the reduction in the aggregate exercise price of $138,000 will be charged to operations in the first quarter of fiscal 2005. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and keep half of the common shares issued; but, they must surrender the warrants and refund the cash to the Company. The Company is presently in negotiations relating to the calculation of the reduction in the exercise price, but cannot assure you as to the outcome of such negotiations.

ENVIRONMENTAL COMMERCIAL TECHNOLOGY CORP. MAY NOT MEET ITS OBLIGATIONS


Even if the mold remediation product is effective for its intended purposes, there is a substantial risk that Environmental Commercial Technology Corp. may not be able to perform adequately, that it may not be effective in marketing the product, that its own rights may be challenged or that it will fail to comply with its obligations, both monetary and otherwise, to us. Were any of these possibilities to occur, we might suffer the loss of our investment in the product.


WE WILL FACE COMPETITIVE PRESSURES

We will compete, in all of our proposed businesses, with other companies, some of whom have far greater resources and experience than us. There are established competitors and there is ease of market entry for other companies who choose to compete with us. Effective competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance its services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.



WE MAY BE EXPOSED TO LIABILITY IN OUR INDOOR AIR QUALITY BUSINESS OR IN CONNECTION WITH FAMILYSAFE SENTRY PRODUCTS

We intend to operate in areas which affect the health and safety of individuals and families. It is our intention to improve such health and safety. However, if any person should be harmed, notwithstanding the use of our products or services, we may be sued on various grounds including product liability or negligence. We may seek to place in force insurance to protect it against such potential liability, but even if we do so, we may be faced with heavy litigation costs and possible awards for damages, any of which would severely burden our financial position and stability.

WE COULD EXPERIENCE EXTREMELY HIGH TECHNICAL SUPPORT NEEDS FOR OUR SENTRY CHILD SOFTWARE PRODUCTS WHICH COULD HARM OUR BUSINESS AND REPUTATION

To succeed with our Sentry child software plans, we must be certain that the products experience a low need for technical support. Our success in this area depends on ease of use and customer satisfaction. Our operations depend upon its ability to protect its network infrastructure and equipment and to keep its information updated and correct. Although we have sought to build redundancy into our network and hosting infrastructure, we could experience interruptions in service and partial system failures due to routing problems, hard drive failures, database corruption and other computer failures. Any of these problems could seriously damage our business.

                           OUR OUTSTANDING SECURITIES


      As of May 26, 2005, we had outstanding 29,455,033 shares of our common stock, par value $.0001 per share, 2,474,000 class A warrants and 2,474,000 class B warrants and 247,400 placement agent warrants to purchase one share of the Company's common stock, class A warrants to purchase one share of common stock exercisable at $.985 and class B warrant to purchase one share of common stock exercisable at $2.285 per share, at a purchase price of $.985 per unit. A licensor and its parent company were issued warrants to acquire 2,300,000 common shares at $0.33 per share. In October 2004, a placement agent was issued a warrant to acquire 172,800 shares of the Company's common stock at $0.30 per share.

      The common stock, class A warrant and class B warrants are each quoted on the Over-the-Counter Bulletin Board and, respectively, trade under the symbols SHLP, SHLPW and SHLPZ. As of May 26, 2005 they had respective market prices of $.35, $.10 and $.05.

                            SUMMARY OF FINANCIAL DATA


      The following tables set forth certain summary financial data for SearchHelp. You should read this information together with the financial statements and the notes to the statements contained in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, particularly our Form 10-KSB for the year ending December 31, 2004 and the three months ended March 31, 2005.

                                                             For the Fiscal Year Ended               For the Three Months Ended
Statement of Operations Data:                                    December 31, 2004                         March 31, 2005
-----------------------------                                    -----------------                         --------------
Revenues                                                                $666                                    $286
Loss from operations                                                (1,176,195)                               $286,936
Net loss                                                            (1,338,235)                               $476,517
Net loss attributable to stockholders                               (1,338,235)                               $476,517
Basic and diluted net loss per share                                  ($0.05)                                  ($0.02)
Weighted average shares outstanding used in basic  and               26,801,275                              26,801,275
diluted net loss per share calculation

Balance Sheet Data:                                              December 31, 2004                         March 31, 2005
-------------------                                              -----------------                         --------------

Cash and cash equivalents                                               $2,459                                $5,079
Working capital (deficit)                                             (554,918)                             (777,379)
Total assets                                                         2,248,025                             2,209,329
Total liabilities                                                      594,611                               809,572
Total stockholders' capital                                          1,653,414                             1,399,757

                    NOTE REGARDING FORWARD LOOKING STATEMENTS


      This supplement and the prospectus contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The company makes such forward-looking statements under the provisions of the "safe harbor" section of the private securities litigation reform act of 1995. Forward-looking statements reflect the company's views and assumptions based on information currently available to management. such views and assumptions are based on, among other things, the company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) our ability to complete and sell its products and services, (b) the company's ability to achieve levels of sales sufficient to cover operating expenses, (c) the company's ability to conclude arrangements in the indoor air quality business, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the company's products and services, (e) regulatory or legal changes affecting the company's business, (e) the effectiveness of the company's relationships in the indoor air quality business, (g) the effectiveness of the indoor air quality compound in which the company invested, or (h) the company's ability to secure necessary capital for general operating or expansion purposes.



                                 CAPITALIZATION


      The following table sets forth the total capitalization of SearchHelp, Inc. for year ended December 31, 2004 and for the three months ended March 31, 2005.

                                                                            For the Fiscal Year      For the Three Months Ended
                                                                                   Ended                   March 31, 2005
                                                                             December 31, 2004             --------------
                                                                             -----------------
Current liabilities                                                               $594,611                   809,572
Long-term Obligations                                                                    0                         0
Stockholders' equity:
     common stock, $.0001 par value, 100,000,000 shares authorized,                  2,849                     2,849
     28,485,033 shares issued and outstanding
Additional paid-in capital                                                       4,954,526                 5,177,386
Deficit accumulated in development stage                                        (3,303,961)               (3,780,478)
Total stockholders' capital                                                      1,653,414                 1,399,757
Total liabilities & Stockholders' Equity                                         2,248,025                 2,209,329

                             FINANCING TRANSACTIONS

Recent Private Offering


      On September 8, 2003 we commenced a private offering of 4,000,000 shares of common stock at $.25 per share which was increased in November 2003 to 6,000,000 shares of common stock. An aggregate of 6,886,000 shares were sold to approximately 77 accredited investors as of the closing of the offering in September, 2004. The gross proceeds of the offering was $1,721,500 and the net proceeds to us, after expenses and broker commissions, was approximately $1,668,750. S.G. Martin Securities, LLC was the placement agent for $432,000 of the funds raised from this offering and received $43,200 in commissions and $8,640 non-accountable expenses.

      Between December 1, 2001 and February 14, 2002 promissory notes with an interest rate of 10% were issued to 13 accredited investors at $25,000 each for a total of $325,000. Robert M. Cohen & Co., Inc. was the placement agent and received commissions totaling $32,500. Since we did not pay back the note holders in full within 60 days of issuance, the note holders were entitled to purchase up to 5,000 shares per month of our common stock at $.01 per share for each additional month the notes remained unpaid. As of December 31, 2004, 1,125,000 shares have been purchased by the note holders. There are no other shares of common stock issuable to our note holders. The note holders were all repaid by July 2003 out of the proceeds of our initial public offering.



Initial Public Offering


      On July 23, 2003, we completed an initial public offering of 8,000,000 units at a purchase price of $0.50 per unit. Each unit consisted of one share of common stock, one class A warrant and one class B warrant. We sold a total of 2,474,000 units for gross proceeds of $1,237,000. Placement agent fees and registration costs totaled $403,942 of which $234,681 was paid prior to the commencement of the offering and, $169,311 of the proceeds was used to pay the balance of the expenses of the offering. Of the remainder of the proceeds, $557,518 was used to pay outstanding debt and interest thereon, $265,719 was used to pay accounts payable and expenses and the balance was used for working capital.

      We paid the placement agent, Robert M. Cohen & Co., Inc., a commission of 10% and non-accountable expense allowance of 3% of the proceeds from the units it placed for an aggregate of $160,810. The placement agent also received warrants, exercisable for five years, to purchase 247,400 units at $.985 per unit. Upon the exercise of a warrant and the payment of the exercise price, the placement agent would be able to acquire one share of common stock, one class A warrant to purchase one share of common stock at $.985 and one class B warrant to purchase one share of common stock at $2.285 per share. As of May 26, 2005, no warrants have been exercised.

Management's Discussion and Analysis.

Forward Looking Statements

      Except for the historical information contained herein, the matters discussed below or elsewhere in this quarterly report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. SearchHelp, Inc. (the "Company") makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) the Company's ability to secure necessary capital in order to continue to operate
(b) the Company's ability to complete and sell its products and services, (c) the Company's ability to achieve levels of sales sufficient to cover operating expenses, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (e) regulatory or legal changes affecting the Company's business, (f) the effectiveness of the Company's relationships in the indoor air quality business, (g) the effectiveness of the indoor air quality compound in which the Company invested, (h) the effectiveness of its relationship with Digital Card Systems, Inc.


Liquidity and Capital Resources

      The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements. To date, the Company has funded its operations by issuing notes and by the sale of common stock. From inception through December 31, 2003, the Company raised net cash proceeds of $1,543,278 from sales of common stock and the conversion of $104,075 of indebtedness into common stock. For the year ended December 31, 2004, the Company raised additional cash proceeds of $1,117,000 through a private placement of its shares of common stock at a purchase price of $.25 per share. On May 6, 2005, the Company sold 860,000 shares of restricted common stock in a private sale at a purchase price of $.25 per share for net proceeds of $215,000. The Company paid approximately $75,000 of its accounts payable from these proceeds. As of May 26, 2005, the Company's cash for operations was approximately $102,000. The Company has enough cash for operations for the next three months.

      Since inception, the Company has not generated any significant cash flows from operations. As of December 31, 2003, the Company had cash and cash equivalents of $271,800 and a working capital deficiency of $145,556. At December 31, 2004, the Company had cash and cash equivalents of $2,459 and a working capital deficiency of $554,918. For the three months ended March 31, 2005, the Company had cash and cash equivalents of $5,079 and a working capital deficiency of $777,379, and for the three months ended March 31, 2004 the Company had cash and cash equivalents of $148,578 and a working capital deficiency of $171,209. Based on the lack of revenue and the Company's current expense levels, management estimates that the Company has enough capital resources to fund its operations for the next three months. If the Company does not generate substantial revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate past the end of August 2005. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations.

      Net cash used in operating activities from inception through March 31, 2005 was $1,968,265 and for the three months ended March 31, 2005 and 2004 was $105,301 and $311,315, respectively.

      Net cash used in investing activities for the three months ended March 31, 2005 and 2004 was $0 and $500,000, respectively, and since inception through March 31, 2005 net cash used in investing activities was $1,105,681. The use of cash funds in investing activities since inception has been property, asset and license acquisitions and software development costs.

      Net cash provided from financing activities was $3,079,025 from inception through March 31, 2005 of which $1,464,149 and $14,322 was generated in the years ended December 31, 2003 and 2002, respectively. Net cash provided from financing activities for the three months ended March 31, 2005 and 2004 was $107,921 and $688,093, respectively. The cash flow provided from financing activities was primarily derived from the net cash received from the sale of the Company's securities and the proceeds from notes and loans payable.

      The Company used a large portion of the funds it raised since its inception for the extensive independent testing and development of the Company's Sentry at Home software, formerly known as "Spike". The Company paid approximately $200,000 to an independent consultant, Sahba Samet, and his company, Edocusign, Inc. ("Edocusign"), to develop this product over a two year period. The Company also granted Edocusign an option to purchase 750,000 shares of the Company's common stock at a purchase price of $.62 per share. Edocusign finished a beta version of the product in August 2003. In September 2003, SearchHelp hired E2TechLabs, LLC to conduct an independent test of both Sentry products. After a month of testing, E2TechLabs opined that the products' infrastructure needed additional work to meet the security standards set by the

Company. E2TechLabs gave Edocusign a list of changes to make. E2TechLabs continued to test the products as the changes were made. These changes, plus the additional testing, took six months to implement.

      From September 2003 through the end of March 2004, the testing costs totaled $195,000, approximately $150,000 over budget. The cost overruns occurred because the Company set strict security parameters so children would not be able to bypass or override the Sentry software without their parent's knowledge. Most of the software in the marketplace of filtering out inappropriate content have these security holes. However, the Company wanted to release a product that did not accept these security holes as common place. In total, the Company had unexpected cost overruns of approximately $198,000.

      The other area in which the Company has used a large part of its raised capital is in its Indoor Air Quality division. The Company has spent $500,000 to purchase a royalty interest from Environmental Commercial Technology, Inc. ("ECT"), a company that was granted the rights to market a compound for mold remediation which apparently has the ability to kill and prevent the growth of mold and fungus in an environmentally safe manner.

      Since the Company did not have sufficient cash to operate, the Company's Chief Executive Officer and President did not take their salaries. Their unpaid salaries are being accrued and at December 31, 2004 and at March 31, 2005, $59,998 and $27,640 was owed to the CEO and President, respectively. Commencing on October 1, 2004, Ms. Seaman and Mr. Bozsnyak both have waived all future salary under their contracts until such time as the Company's cash flow can sustain such payments. The aggregate waived salaries through March 31, 2005 was $75,000 and for the three months ended March 31, 2005 was $37,500, this amount was charged to operations with a corresponding increase to additional paid-in capital.

      As of May 26, 2005, the Company's cash for operations was approximately $102,000. The Company has enough cash for operations for the next three months. The Company will need an additional $1,200,000 to allow it to operate for the next twelve months through August 2006, assuming no significant revenues, to pay off its account payables and hire the marketing experts needed to sell its software products. For the last five months, the Company's CEO has been providing the capital necessary to continue operating through non-interest bearing loans to the Company. However, because of the large amount of money that Mr. Bozsnyak has loaned the Company and the high risk factor involved, management has decided to pay Mr. Bozsnyak interest on the outstanding loan amount. For the three months ended March 31, 2005, operations was charged $2,577 with a corresponding increase to shareholder loan. This calculation was based on a principal amount of $133,000 and the interest rate of 7.75%. The Interest rate used is the same interest rate paid to the Company's short term lender.

      The Company is therefore in need for additional capital. On April 25, 2005, the Company amended its Articles of Incorporation to create 25,000,000 shares of preferred stock as well as increasing the amount of common stock that the Company is authorized to issue to 250,000,000. Management plans to raise additional capital through a private offering of its new class of Convertible Series A preferred stock. Management is planning to raise the funds by soliciting accredited investors and small micro cap funds. Management is hopeful that they will be able to raise between one and two million dollars within the next 90 days, in addition to the $215,000 that has already been raised through the sale of the Company's common stock. If the Company is unable to raise the necessary capital, it will be unable to continue operating.


                                    BUSINESS

Overview

      SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization.

      The Company's business plan is directing its efforts on investigating opportunities that will improve family safety and well being. The Company is currently focusing on selling its two software products through its subsidiary, FamilySafe, Inc. ("FamilySafe").

FamilySafe Products

      FamilySafe owns the technology for the Company's two software products, Sentry At Home and Sentry Remote. Sentry At Home is a comprehensive online monitoring software package whereby parents set the security permission levels for their children. It enables parents to monitor their child's behavior on the Internet by blocking and filtering out inappropriate web sites on AOL, Netscape, Internet Explorer and MSN. It also protects children from potential online predators by monitoring Instant Messaging applications and chat rooms. Sentry Remote enables parents to monitor their child's behavior on the Internet, but it can also be used remotely while the parent is not at home. It allows parents to see on their computer screens exactly what their children are seeing on their home screens and they can intervene if necessary. With Sentry Remote, parents are able to be an active participant in their children's Internet experience from any computer that is online.

      The testing of our software products is extremely important and on going. The Company is currently using an independent company in India to do the testing for the Sentry products in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for potential bugs. Testing is also performed to make certain that each new component does not affect the existing software. Finally, as with all software, the software, has to be tested to be certain it is compatible with all third party software and new hardware platforms.

      In order to market and sell the Sentry products, the Company had entered into an exclusive manufacturing, marketing and distribution agreement with Family Trusted Products, LLC ("FTP"), a company dedicated to creating technology-based products that reinforce the importance of safety for children. Due to the lack of marketing effort from FTP the Company executed a mutual termination agreement with FTP on April 1, 2005. The Company is currently manufacturing 10,000 units of the Sentry At Home product for retail sales as well as continuing to sell both products on the Internet. The date of completion for manufacturing is on or about June 15, 2005. The Company is hopeful that the product will be on retailer's shelves 45-60 days after the completion of the manufacturing.

      On April 1, 2004, when the development and testing of both products were completed, the Company hired the owner of E2Techlabs to be the Company's Chief Technical Officer and a programmer/tester from the E2Techlabs to be the Company's in-house programmer and tester. Both of their responsibilities include working with the developer to assist with enhancements and upgrades during the life cycle of the products. Sentry At Home and Sentry Remote both received enhancements and upgrades in the last six months. The testing required for these upgrades and enhancements took approximately six weeks. The testing fees were approximately $5,000. The Company has since hired Paradigm InfoTech, Inc., to test the products as they go through upgrades, and enhancements. This is extremely cost effective as we utilize Paradigm's offshore development team.

      Marketing

      The Company began selling its Sentry products in December of 2004 on the Internet. The Company created literature and marketing materials for media kits. The Company is using the media kits for retail, corporate, reseller and community outreach programs. The Company's products were recently mentioned in a Newsday article published on May 2, 2005 entitled, "Do you know where your children are?". The Sentry products also won the Lisa Award for Long Island's best software presented by ListNet, on May 4, 2005.

      The Company will also seek to market the products focusing on grassroots initiatives, community outreach, resellers and other media outreach initiatives. Recently, the Company formed a partnership with AmeriCares, a nonprofit disaster relief organization. The Company will contribute $5.00 to AmeriCares from each software product that is purchased online. On May 11, 2005, the Company sent a check for $180 for the first quarter ended March 31, 2005 for the sale of 36 units. The Company plans to seek other nonprofit relationships.

      The Company intends that grassroots initiatives will begin with Internet outreach, whereby the Company will seek web sites for free links or mention of the products, such as web sites for parenting, nonprofits, education, women and technology. The Company has recently signed an agreement with Pricegrabber and made an agreement with Yahoo to help sell the Sentry software on the Internet.

      The Company is also seeking Value Added Resellers ("VAR"), who are resellers of software and hardware. The Company will also consider utilizing a direct market reseller initiative to schools, nonprofit organizations, other child activity places of business such as a pediatrician's office, school photographers and child organizations such as the Boy Scouts, Girls Scouts and Boys and Girls Clubs of America. The Company will consider purchasing email and physical address lists for each group. Fundraisers for schools and nonprofits will be addressed as well. The schools and organizations will be contacted through Parent Teacher Associations (PTA) and Parent Teacher Organization (PTO), web sites, conventions and other mailings. The Company intends to leverage its personal relationships to contact various companies seeking corporate alliances.

      Additional strategies include consumer offerings, expert endorsements, private labeled offerings that leverage the influence and power of another entity's reputation and/or positioning as well as fully embedded offerings into complementing products, services and providers.

      On April 26, 2005, the Company entered into a Securities Purchase Agreement to purchase E-Top-Pics, Inc. ("ETP"), a Massachusetts marketing company. Management believes that this purchase and the proven distributor relationships with traditional retail stores that ETP has and experience with corporate sponsorships will be enable this new subsidiary to generate net sales of the Sentry products to approximately $6.0 million by the end of 2006, since both products have extremely high profit margins. ETP, if acquired, will also spearhead SearchHelp's previously intended plan to distribute Sentry to law enforcement, educational, pediatrician, charitable organization, and in-home-computer-technician channels. See Section "Proposed Acquisition of E-top-Pics, Inc."

      Competition

      The Company will compete for business with other companies that have child-monitoring software that includes the following: NetNanny, LookSmart, Ltd., Cybersitter, Solid Oak Software, Inc. (US), CyberPatrol, SurfControl, MacAfee Parental Controls, Networks Associates Technology, Inc., Norton Parental Controls, Symantec Corporation, FilterPak, S4F, Inc., Cyber Sentinel, Security Software Systems, Inc., and Cyber Snoop, Pearl Software, Inc. NetNanny is the best known, with revenues of approximately $4 million, but PC Magazine considers CyberSitter the best, with revenues of approximately $10 million.

      The Company plans to respond promptly and effectively to the challenges of technological change, evolving standards and the Company's competitors' innovations by continuing to enhance the Company's products and services, as well as the Company's sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or the Company's failure to compete effectively, could seriously damage the Company's business.

Indoor Air Products

      Through the Company's Indoor Air Quality subsidiary, management has been exploring opportunities concerning the quality of living aspects of indoor air quality ("IAQ"). The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly and informative home-based solution appealing to the Company.

      The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from indoor air systems. The Company has investigated the potential for engaging in two aspects of the mold issue; (1) providing definitive products for testing for mold conditions and (2) providing effective indoor mold remediation solutions.

      On February 3, 2004, the Company entered into an agreement with Environmental Commercial Technology Corp. ("ECT"), a company that was granted the rights to market an organic compound for mold remediation that has the ability to both kill and prevent the growth of mold and fungus in an environmentally safe manner. Pursuant to the agreement the Company is entitled to receive an interest equal to 5% of the gross revenue from the sale of the product by ECT. In return, the Company provided immediate development capital of

$500,000 and was obligated to pay ECT an additional $100,000 in August 2004. The Company will also provide consulting services in connection with the marketing and sales of the product, especially in the consumer marketplace. The Company granted ECT and its parent company, Bioneutral Laboratories Corporation USA ("Bioneutral"), as additional consideration, a total of 2,300,000 shares of common stock and a warrant to purchase up to 2,300,000 shares of common stock at a purchase price of $.33 per share. The Company is required to register the stock issued to Bioneutral and ECT. If the shares were not registered by September 2004, the purchase price of the common stock would fall by $.01 per share per month through December 2004. If they continue to be unregistered by January 2005, the purchase price of the common stock will fall by $.02 per share per a month until they are registered or until the purchase price equals $.01 per share in January 2006. If the shares are not registered by January 1, 2005, ECT can terminate the agreement, but would have to return the Company's $500,000 and a portion of the stock issued to ECT and Bioneutral. For the year ended December 31, 2004, the price of the warrants fell a total of $.06 and the operations of the Company were charged $138,000. For the first quarter ended March 31, 2005 the warrants fell an additional $.08 and operations were charged $184,000. At May 11, 2005, the shares were not registered. Management is currently negotiating with ECT to change the way the purchase price is calculated, but cannot assure you as to the outcome of such negotiations.

      The Company has been recently informed by ECT's parent company, Bioneutral that the Environmental Protection Agency ("EPA") is expected to issue guidelines specific to mold prior to the end of fiscal year 2005. To date, the EPA does not have specific guidelines pertaining to mold. Companies, such as ECT/Bioneutral, who wish to obtain EPA approval for a specific application, such as for mold, must submit the specific protocol to the EPA for approval. Currently, ECT/Bioneutral have submitted their specific protocol to the EPA for mold that pertains to hard surface applications. No assurance can be given whether or not the EPA will ever grant Bioneutral/ ECT a registration.

      Since ECT/Bioneutral is waiting for EPA approval, the Company will not make the final payment of $100,000 until ECT begins to generate revenue from the mold compound. The Company expects to begin to receive its 5% interest from this venture at such time.


      Marketing

      ECT continues to be the responsible party for all marketing and sales of the mold remediation compound. The product will be marketed through remediation companies that specialize in the remediation of mold and fungi.

      Competition

      The Company will compete for business with many IAQ companies, many of whom have greater experience, expertise and/or greater resources than ECT.

Proposed Acquisition of E-Top-Pics, Inc.

General.

      In order to immediately establish a distribution network for our products, on April 26, 2005, the Company entered into an agreement to purchase a privately-held marketing and distribution company called E-Top-Pics, Inc., a Massachusetts corporation ("ETP"). At closing, SearchHelp will acquire 100% of the ETP capital stock in exchange for 4.0 million shares of our common stock, and ETP will become a wholly-owned subsidiary of SearchHelp. The acquisition is expected to close in the next two weeks.


Future products

      SearchHelp continues to evaluate the viability and need for other security and imaging type products. With this in mind, it has just completed its beta version of a corporate monitoring product called Sentry Office Controls, that will allow employers to not only monitor the time efficiency of their employees, but also to filter and/or eliminate access to web sites deemed inappropriate during work hours.


Legal Proceedings.

      None

Market for Registrant's Common Equity and Related Stockholder Matters.

      The Company's common stock, ("SHLP"), Class A Warrants ("SHLPW") and Class B Warrants ("SHLPZ") are thinly traded.

      As of May 26, 2005, the Company had outstanding 29,455,033 shares of its common stock, par value $.0001 per share, 2,474,000 Class A Warrants and 2,474,000 Class B Warrants and a placement agent warrant to purchase 247,400 units comprised of one share of common stock, one Class A warrant and one Class B warrant and another placement agent a warrant to purchase 172,800 shares of the Company's common stock at a purchase price of $.30 per share.

      On February 3, 2004, the Company issued a warrant to purchase 2,300,000 shares of common stock at a purchase price of $.33 per share.

      On March 12, 2004, the Company issued an option to purchase 750,000 shares at a purchase price of $.25 per share.

      On October 15, 2004, S.G. Martin Securities, LLC was issued a warrant to purchase a total of 172,800 shares at a purchase price of $.30 per share. This warrant is for a five year term and may be redeemed when our common stock has traded at $1.50 for a consecutive five day period.

      In September 2004, William Bozsnyak, the Company's Chief Executive Officer, purchased an aggregate of 400,000 shares of the Company's restricted common stock through a private sale, for a price of $.25 per share. The total purchase price was $100,000.

      In September 2004, the Company issued 520,753 shares of its common stock to William Bozsnyak, the Company's Chief Executive Officer, in consideration for repayment of his loan to the Company for $130,188. Also in September 2004, the Company issued 59,280 shares of the Company's common stock to Debbie Seaman, the Company's former President, in consideration for repayment of her loan to the Company in the amount of $14,820. The price was determined by using the imputed value of the stock on the date of grant.

      On November 1, 2004, the Company's former Chief Financial Officer and the Chief Technical Officer were each granted an option to purchase 50,000 shares each at a purchase price of $.25 per share. These options were granted in lieu of salary and fully vested in 90 days from the date of grant and expire in five years. Mr. Elgar resigned from his position as Chief Technical Officer of the Company on May 1, 2005.

      Mr. Bonilla, the Company's CFO, died on March 9, 2005. Upon his death, Mr. Bonilla's employment contract terminated and his options were cancelled. The Company plans to issue Mr. Bonilla's estate an option to purchase 230,000 shares of the Company's common stock representing an option to purchase 130,000 shares of the Company's common stock previously issued and an option to purchase an additional 100,000 shares of the Company's common stock that was granted in April 2005, as soon a practical. Mr. Bozsnyak was appointed interim CFO until the Company can find a suitable replacement.

      On April 1, 2005, Mr. David Barnes, a director of the Company, was issued 200,000 shares of the Company's restricted common stock for serving as a director of the Company as well as chairman and financial expert of the audit committee and chairman of the compensation committee. Mr. Barnes will also receive $3,500 per quarter.

      On April 21, 2005, options were granted to the President and one director to purchase 560,000 shares of the Company's common stock at a purchase price of $.27 per share. 500,000 vested immediately and 60,000 vest over 4 years. Both have a five year option life.

      On April 21, 2005, options were granted from the 2004 Stock Plan to employees to purchase 460,000 shares of the Company's common stock at a purchase price of $.27 per share. These options vest over a four year period and have a five year option life.

      On April 26, 2005, Mr. Carrizzo, as part of his employment agreement, was granted an option to purchase 3,000,000 shares of the Company's common stock at a purchase price of $.20 per share. These options will fully vest over three years and will expire in five years.

      On May 1, 2005, Mr. Bozsnyak was granted an option to purchase 1,000,000 shares of the company's common stock at a purchase price of $.20 per share. These options have a life of 5 years and vest equally over 3 years.

      On May 6, 2005, the Company sold 860,000 restricted common shares to an accredited buyer through a private sale. The purchase price was $.25 per share.

Employees

As of May 26, 2005, the Company had four full time employees and one part-time employee.


Description of Property

      The Company leases an executive office at 1055 Stewart Avenue, Suite 12, Bethpage, New York 11714. The lease was renewed for an additional year on December 1, 2004 and is guaranteed by the Company's president. The rent is $1,107 per month ($13,280 per year). There was an annual increase of $320 from the 2004 lease. The Company has a security deposit with its landlord of $2,155.

                                   MANAGEMENT


Directors and Executive Officers

      The Company has a five-member board of directors. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. The biographies of the members of the board and our executive officers appear below.

                                                                                                          Year
Name                          Age                              Position                              Began Service
----                          ---                              --------                              -------------
William Bozsnyak               44     Chairman of the Board of Directors, Chief Executive                 2001
                                      Officer, acting Chief Financial Officer, Vice President
                                      and Treasurer

Debbie Seaman                  46     Director and Secretary                                              2001

Joel San Antonio               52     Director                                                            2001

Joseph Carrizzo                47     President and Director                                              2001

David Barnes                   62     Director                                                            2005


      William Bozsnyak has served as the Chief Executive Officer, Treasurer and Chairman of the Board of the Company since its inception in January 2001 and became its Chief Financial Officer and Vice President in September 2002. Mr. Bozsnyak served as Chief Financial Officer until April 2004 and as President until September 2002. Mr. Bozsnyak will serve as interim Chief Financial Officer until the Company is able to find a suitable replacement. In 1998, Mr. Bozsnyak created a local portal that focused on small businesses whose needs were not being met on a national level. This portal ultimately became the Company. Prior thereto, Mr. Bozsnyak had worked in the financial services industry, having joined J.P. Morgan Securities Inc. in 1982 and become a vice president in its Institutional Fixed Income Sales Department. In 1993, Mr. Bozsnyak left Morgan to join UBS Securities Inc. (Union Bank of Switzerland) where he remained until 1998. He was a vice president in its Global Fixed Income Department and sold U.S. fixed income securities to major institutional U.S. firms. Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a B.S. degree in Business Administration and a minor in Finance.

      Debbie Seaman has served as a Director and Secretary of the Company since its inception and has been President since September 2002. Ms. Seaman resigned her position as President of the Company on April 26, 2005. Ms. Seaman remains Secretary and Director of the Company. Before September 2002 she had served as Vice President. Ms. Seaman has, since 1987, been an independent consultant to small and medium sized construction, law, marketing, publishing, politics and travel companies. In this capacity, Ms. Seaman works as a strategist to increase the value of the companies as a whole, while also helping management and staff foster improved performance and cooperation. Ms. Seaman continues to provide consulting services on a part-time basis. She has also worked for numerous nonprofit organizations such as the National Multiple Sclerosis Society, Nassau/Suffolk Law Services, NYS Youth Bureaus, Surrogate's Court and North Shore Child & Family Guidance Center where her responsibilities included departmental administration, policy and program development, community project organizing, public speaking, grant writing and clinical practice. Ms. Seaman received her Bachelors degree from State University College of New York and her Masters degree in Social Work from Virginia Commonwealth University in 1981. In 2000, Ms. Seaman was awarded the Outstanding Community Leadership Award from the National Multiple Sclerosis Society, Long Island Chapter.

      Joel San Antonio has been a Director of SearchHelp, Inc. since September 2001 and has served on the Company's Audit Committee and Compensation Committee since their formation. Mr. San Antonio resigned from his position of chairman of the audit committee on April 26, 2005. Mr. San Antonio began his career as co-founder of a sportswear manufacturer in the women's fashion industry. In 1983, Mr. San Antonio and his partner exited the fashion industry and founded Warrantech Corporation, a third party administrator of service contracts and extended warranty programs. The Company went public in 1984 and in September 1997 was recognized by Fortune Magazine as one of the "100 Fastest Growing Companies in America". Today, Mr. San Antonio serves as Chairman of the Board and Chief Executive Officer of Warrantech Corporation. Since December 1999, Mr. San Antonio serves as Chairman of the Board of MedStrong International Corporation, a public company that transports medical records over the Internet and as Chairman of the Board of Marc Pharmaceuticals, Inc., a pharmaceutical company focusing on the development and commercialization of innovative products for the treatment of cancer and other diseases.

      Joseph Carrizzo has served as a Director of the Company since its inception and has served on the Company's Audit Committee and Compensation Committee since their formation. Mr. Carrizzo accepted the appointment of President of the Company on April 26, 2005. Mr. Carrizzo began his career in 1983 at Lehman Brothers in the corporate bond department where he became a senior level medium term note trader. In 1995, he left Lehman to become an independent distributor of personal care and anti-aging products.

      David M. Barnes. Mr. Barnes became a director of the Company in April of 2005. Mr. Barnes was also appointed to serve as chairman and financial expert of the Company's audit committee. Mr. Barnes will also be the chairman of the Company's compensation committee. Mr. Barnes has served as the chief financial officer of American United Global, Inc. ("AUGI") since May 15, 1996, and was a director of AUGI from November 8, 1996 through June 17, 2003. Mr. Barnes resigned as a member of AUGI's board of directors effective on June 17, 2003 but was reappointed thereto effective December 9, 2003. Mr. Barnes is also presently a member of the Advisory Board of Interactive Imagination, Inc., a privately-held video game developer based in Seattle, WA. Mr. Barnes is a Certified Public Accountant with over 40 years of experience in the private industry as well as public companies. Mr. Barnes has been a Chief Financial Officer of eight public companies.

Executive Compensation

      The following table sets forth, for the fiscal years indicated, certain information concerning the compensation of our Chief Executive Officer and each other most highly compensated executive officers of our company whose aggregate compensation exceeded $100,000 during the years ended December 31, 2004, 2003 and 2002.

                                                                      Long-term Compensation Awards
                               Annual Compensation                    Securities Underlying Options
                               -------------------                    -----------------------------
Name and Position              Salary($)           Bonus($)
-----------------              ---------           --------
William Bozsnyak                 $120,000(3)          (1)                      1,200,000(2)

Debbie Seaman                     $70,000(4)          (1)                       120,000(2)

Joseph Carrizzo                  $120,000(5)          $0                       1,270,000(5)

Noel C. Bonilla *                 $36,000(6)          (1)                       130,000(7)

Eric Elgar                       $100,000(8)          (1)                       200,000(9)

* Mr. Bonilla passed away on March 9, 2005.

(1) An incentive bonus to be determined prior to commencement of each year determined by the Compensation Committee.

(2) Stock option to purchase up to $200,000 worth of the Company's common stock which are to be granted from the Company's 2004 Stock Option Plan (the "2004 Plan"), at the exercise price equal to the midpoint between the bid and ask price of the company's common stock on the date of grant.

(3) On May 1, 2005, Mr. Bozsnyak signed a new employment contract with the Company. This contract states Mr. Bozsnyak will receive an annual salary of $120,000 and an option to purchase 1,000,000 shares of the Company's common stock at a purchase price of $0.20 per share. These options have a life of five years and vest equally over 3 years. Mr. Bozsnyak was not taking his salary and has accrued his salary from January 1, 2004 through September 30, 2004 in the amount of $59,999 and taxes of $4,506. Commencing on October 1, 2004, Mr. Bozsnyak waived all future salary under his contract until such time as the Company's cash flow can sustain such payments. The aggregate waived salary through December 31, 2004 of $20,000 was charged to operations with a corresponding increase to additional paid-in capital. The same entry was made in the first quarter ended March 31, 2005. Mr. Boznyak did not take or accrue a salary in 2002 or 2003.

(4) On April 26, 2005, Ms. Seaman resigned her position with the Company as President. Ms. Seaman remains Secretary and Director. As of this date, Ms. Seaman's employment contract cancelled. Ms. Seaman was granted an option to purchase 60,000 shares of the Company's common stock at a purchase price of $0.27 per share. This option has a life of five years and vests over four years. Ms. Seaman was not taking her salary and has accrued her salary from January 1, 2004 through September 30, 2004 in the amount of $27,640 and taxes of $2,073. Commencing on October 1, 2004, Ms. Seaman waived all future salary under her contract until such time as the Company's cash flow can sustain such payments. The aggregate waived salary through December 31, 2004 of $17,500 was charged to operations with a corresponding increase to additional paid-in capital. The same entry was made for the first quarter ended March 31, 2005. For the year ended December 31, 2003 Ms. Seaman received $26,246 in compensation. For the years ended December 31, 2001 and 2002 Ms. Seaman received a total of $7,500 for child care.

(5) In December 2003, Mr. Carrizzo agreed to accept an option to purchase 750,000 shares of the Company's common stock, at a purchase price of $.25 per share, for business and marketing services rendered to us by him. The value of the services rendered as determined by both management and Mr. Carrizzo and the fair value of the option granted, as determined using the Black-Scholes option pricing method, was $187,500. In April 21, 2005, Mr. Carrizzo received an option to purchase 500,000 shares of the Company's common stock for a purchase price of $.27 per share for business and marketing services. These options are fully vested and expire in 5 years. The fair market value using the Black-Scholes pricing method was $130,000. On April 26, 2005, Mr. Carrizzo entered into a three year employment agreement with the Company, entitling Mr. Carrizzo to receive a base salary of $120,000 per year and to an increase of 10% per year. Mr. Carrizzo was also granted an option to purchase 3,000,000 shares of the Company's common stock at a purchase price of $.20 per share. These options will fully vest over three years and will expire in five years.

(6) On March 18, 2004, the Company hired Mr. Bonilla as a part time Chief Financial Officer. Mr. Bonilla entered into an employment agreement with the Company pursuant to which he was to receive an annual salary of $36,000. Mr. Bonilla was paid $14,000 of his salary. In October 2004, Mr. Bonilla stopped receiving his salary. Mr. Bonilla passed away on March 9, 2005.

(7) Mr. Bonilla, who passed away on March 9, 2005, was granted an option to purchase 70,000 shares of the Company's common stock under the Company's 2004 Plan at a purchase price of $0.47 per share, for becoming the Chief Financial Officer. The option was to vest equally each year over the next four years. On November 1, 2004, Mr. Bonilla agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25 per share. This option vested 90 days from the date of grant and was to expire five years there from. Mr. Bonilla also served on the Company's advisory board for which he was given an option each fiscal year to purchase 10,000 shares of the Company's common stock for attending meetings. For fiscal year 2004, he received an option to purchase 10,000 shares at a purchase price of $.70 per share. The Company intends to issue Mr. Bonilla's estate a new option for the cancelled options of 130,000 shares, as well as the right to purchase an additional 100,000 shares of the Company's common stock at a purchase price of $.27 per share and will vest over a four year period and will expire in 5 years.

(8) On March 18, 2004, the Company hired Eric Elgar as the Company's Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he will receive an annual salary of $100,000. Mr. Elgar was guaranteed employment for at least six months. For the year ended December 31, 2004 the Company has paid Mr. Elgar $57,408 in compensation. Mr. Elgar stopped receiving his salary on October 31, 2004. Mr. Elgar will not receive a salary nor will he accrue his salary until the Company can afford to pay him. Mr. Elgar resigned from his position of Chief Technical Officer on May 1, 2005.

(9) Mr. Elgar was also granted the right to purchase 150,000 shares of the Company's stock at $0.47 per share for becoming the Chief Technical Officer. The option will vest fully one year from the date of grant. On November 1, 2004, Mr. Elgar agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25 per share. This option will vest in ninety days from the date of grant and will expire in five years.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                              Individual Grants

                          Number of securities    Percent of total
          Name                 underlying       options/SARs granted    Exercise or base     Expiration date
                          options/SARs granted     to employees in        price ($/Sh)
                                   (#)               fiscal year

           (a)                     (b)                   (c)                   (d)                 (e)
William Bozsnyak CEO             60,000                   9%                  $0.77              5/21/09
Debbie Seaman
President                        60,000                   9%                  $0.77              5/21/09
                                 70,000                  10%                  $0.47              3/18/09
Noel Bonilla                     10,000                   1%                  $0.70              5/21/09
CFO                              50,000                   7%                  $0.25              11/1/09
Eric Elgar                      150,000                  22%                  $0.25              3/18/09
CTO                              50,000                   7%                  $0.47              11/1/09

Director Compensation

      Directors who are employees of the Company do not receive any fees for their service on the Board. During fiscal year 2004, the Board of Directors did not receive compensation. However, in fiscal year 2004, each non-employee Director received an option to purchase 20,000 shares of the Company's common stock at a purchase price of $.70 per share. The exercise price was determined by using the midpoint between the bid and ask price of the Company's common stock on the date of grant. Mr. Barnes will receive an annual compensation of $14,000. An accrual for $3,500 was made for Mr. Barnes for the quarter ended March 31, 2005 and paid in May 2005. Mr. Barnes was also issued 200,000 shares of the Company's restricted common stock.


Employment Agreements:

      In January 2004, the Company and William Bozsnyak entered into a three year employment agreement. The employment agreement provides for a base salary of $80,000 with a minimal annual 5% increase. Mr. Bozsnyak will also receive an incentive bonus to be determined prior to commencement of each year. The Company's Compensation Committee will determine the criteria for Mr. Bozsnyak's bonus. Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock under the Company 2004 Stock Plan, at a price equal to the midpoint between the bid and ask price of the Company's common stock on the date of the grant. On May 1, 2005, Mr. Bozsnyak signed a new three year employment contract with the Company. Mr. Bozsnyak will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Bozsnyak was also granted an option to purchase 1,000,000 shares of the Company's stock at a purchase price of $.20 per share. These options vest fully in three years and have a five year life.

      In December 2003, the Company and Debbie Seaman entered into a three year employment agreement. The employment agreement provides for a base salary of $70,000 with a minimal annual 5% increase. Ms. Seaman will also receive an incentive bonus to be determined prior to commencement of each year. The Company's Compensation Committee will determine the criteria for Ms. Seaman's bonus. Ms. Seaman will be granted options to purchase up to $200,000 worth of shares of common stock under the Company 2004 Stock Plan, at a price equal to the midpoint between the bid and ask price of the Company's common stock on the date of the grant. On April 26, 2005, Ms. Seaman resigned her position with the Company as President. She remains Secretary and Director. As of this date, Ms. Seaman's employment contract has been cancelled. Ms. Seaman was granted an option to purchase 60,000 shares of the Company's common stock at a purchase price of $.27 per share. This option has a life of five years and vests over four years.

      On March 18, 2004, the Company hired Eric Elgar as the Company's Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he received, beginning April 1, 2004, an annual salary of $100,000. Mr. Elgar was guaranteed employment for at least six months and was granted the right to purchase 150,000 shares of the Company's stock at $0.47 per share. The option will vest fully one year from the date of grant. For the year ended December 31, 2004 the Company has paid Mr. Elgar $57,408 in compensation. Mr. Elgar stopped receiving his salary on October 31, 2004. On November 1, 2004, Mr. Elgar agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25 per share. This option vested ninety days from the date of grant and will expire in five years there from. Mr. Elgar will not receive a salary nor will he accrue his salary until the Company can afford to pay him. Mr. Elgar resigned his position of Chief Financial Officer on May 1, 2005.

      On April 26, 2005, Mr. Carrizzo entered into a three year employment agreement with the Company. Mr. Carrizzo will receive a base salary of $120,000 per year and is entitled to an increase of 10% per year. Mr. Carrizzo was also granted an option to purchase 3,000,000 shares of the Company's common stock at a purchase price of $.20 per share. These options will fully vest over three years and will expire in five years.

      Each employment agreement will be automatically extended each year unless notice of termination thereof is received by either the employee or the Company.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. The Company's issued and outstanding voting securities at the close of business on May 26, 2005, consisted of 29,455,033 shares of common stock, $.0001 par value per share. Unless otherwise indicated, the address of each of the named persons is care of SearchHelp, Inc., 1055 Stewart Avenue, Bethpage, New York, 11714.

Name and Address                                                         Shares  Percentage
----------------                                         Beneficially Owned (1)  Beneficially Owned
                                                         ----------------------  ------------------
William Bozsnyak (2)                                        4,796,771                       16.0%
Debbie Seaman (3)                                           3,243,505                       11.0%
Joel San Antonio (4)                                        5,535,000                       20.0%
Joseph Carrizzo (5)                                         4,470,000                       15.0%
Eric Elgar (6)                                                200,000                          *
David Barnes (8)                                              200,000                          *
Bioneutral Laboratories (7)                                 4,600,000                       16.0%
All directors and executive officers as a group (6
persons)                                                   18,445,276                       63.0%
                                                           ==========                       =====

* less than one percent

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Includes an option to acquire 383,333 shares of common stock.

(3) Includes an option to acquire 45,000 shares of common stock.

(4) Mr. San Antonio's address is c/o Warrantech Corporation, 350 Bedford Street, Stamford, CT 06901. Includes options to acquire 35,000 shares of common stock.

(5) Mr. Carrizzo's address is 35 Marie Drive, Huntington, New York 11743. Includes options to acquire 2,270,000 shares of common stock.

(6) Mr. Elgar resigned on May 1, 2005. Includes options to acquire 200,000 shares of common stock.

(7) Bioneutral Laboratories Corp USA's address is c/o Reed & Smith, 599 Lexington Avenue, New York, New York 10022. Consists of: (i) 1,725,000 shares of common stock and a warrant to acquire an additional 1,725,000 such shares, each held in the name of Bioneutral; (ii) and 575,000 shares of common stock and a warrant to acquire an additional 575,000 such shares, each held in the name of Bio-Neutral's wholly owned subsidiary ECT and its affiliates.

(8) Mr. Barnes's address is 108 Village Square #327, Somers, New York, 10589. Mr. Barnes will receive an annual compensation of $14,000 and was also issued 200,000 shares of the Company's restricted common stock.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                                    I N D E X

                                                                                Page No.
                                                                                --------
FINANCIAL STATEMENTS:


        Consolidated Balance Sheet as at March 31, 2005 (Unaudited) and
           December 31, 2004  (Audited)                                           34-35


        Consolidated Statements of Operations
           For the Three months ended March 31, 2005 and 2004 and Cumulative For the Period from January 29, 1999 (Inception) to March 31, 2004
           (Unaudited)
                                                                                     36

        Consolidated Statement of Stockholders' Equity
           For the Three Months Ended March 31, 2005 (Unaudited)                     38


        Consolidated Statements of Cash Flows
           For the Three Months ended March 31, 2005 and 2004 and
           Cumulative For the Period From January 29, 1999 (Inception) to
           March 31, 2005  (Unaudited)                                            38-41

        Notes to Consolidated Financial Statements (Unaudited)                    42-60

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                            March 31,    December 31,
                                                              2005           2004
                                                          ------------   ------------
Current assets:
  Cash                                                    $      5,079   $      2,459
  Accounts receivable                                              651            951
  Prepaid insurance                                             20,074         18,519
  Prepaid consulting fees                                        6,389         17,764
                                                          ------------   ------------
        Total current assets                                    32,193         39,693
                                                          ------------   ------------

Property and equipment - at cost,
  less accumulated depreciation                                     --             --
                                                          ------------   ------------

Other assets:
  Software development costs, less accumulated
    amortization of $337,496 and $306,300, respectively        224,981        256,177
  Deferred license fee                                       1,950,000      1,950,000
  Security deposit                                               2,155          2,155
                                                          ------------   ------------
        Total other assets                                   2,177,136      2,208,332
                                                          ------------   ------------

        Total assets                                      $  2,209,329   $  2,248,025
                                                          ============   ============



                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                     CONSOLIDATED BALANCE SHEETS (Continued)



                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                  March 31,      December 31,
                                                     2005            2004
                                                 ------------    ------------
Current liabilities:
  Note payable - bank                            $     50,000    $     49,450
  Note payable - Insurance                             10,621          11,474
  Current portion of long-term debt                        --           2,353
  Due to stockholders                                 352,349         236,641
  Deferred revenues                                     1,594             500
  Accounts payable and accrued expenses               395,008         294,193
                                                 ------------    ------------
        Total current liabilities                     809,572         594,611
                                                 ------------    ------------

Commitments and contingencies                              --              --

Stockholders' equity
  Common stock - $.0001 par value
    Authorized  - 100,000,000 shares
    Issued and outstanding -28,485,033
    shares, respectively                                2,849           2,849
  Additional paid-in capital                        5,177,386       4,954,526
  Deficit accumulated in the development stage     (3,780,478)     (3,303,961)
                                                 ------------    ------------
        Total stockholders' equity                  1,399,757       1,653,414
                                                 ------------    ------------

        Total liabilities and stockholders'
          equity                                 $  2,209,329    $  2,248,025
                                                 ============    ============



                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                          Cumulative From
                                       For the Three     For the Three    January 29, 1999
                                       Months Ended       Months Ended     (Inception) to
                                       March 31, 2005    March 31, 2004    March 31, 2005
                                       --------------    --------------    --------------
Revenues                               $          286    $          592    $       21,602
                                       --------------    --------------    --------------

Operating expenses:
  Selling                                      41,040            41,098           561,181
  Web site costs                               13,290            17,472           217,379
  Software development costs                       --            75,000           285,524
  General and administrative                  201,695           162,769         1,577,152
  Amortization and impairment of
    license costs and deferred
    promotional incentives                         --            63,667
  Depreciation and amortization                31,197            14,757           357,618
                                       --------------    --------------    --------------
Total operating expenses                      287,222           311,096         3,062,521
                                       --------------    --------------    --------------

Loss from operations                         (286,936)         (310,504)       (3,040,919)
                                       --------------    --------------    --------------

Other expenses:
  Interest                                      3,004               483           109,827
  Interest-related party                        2,577            10,577
  Warrant penalty-related party               184,000           322,000
  Compensatory element of
    noteholders purchase rights                    --                --           231,450
  Amortization of deferred
    financing costs                                --                --            52,500
Loss on disposal of equipment                      --                --            13,205
                                       --------------    --------------    --------------
Total other expenses                          189,581               483           739,559
                                       --------------    --------------    --------------

Net loss                               $     (476,517)   $     (310,987)   $   (3,780,478)
                                       ==============    ==============    ==============


Per share data:
  Loss per share - basic and diluted   $         (.02)   $         (.01)
                                       ==============    ==============


Weighted average number of
  shares outstanding                       26,801,275        24,638,198
                                       ==============    ==============


                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
        CUMULATIVE FROM JANUARY 29, 1999 (INCEPTION) TO DECEMBER 31, 2004

                                                                                      Deficit
                                                                                     Accumulated                     Total
                                                                        Additional      in the        Stock       Stockholders'
                                             Common Stock                Paid-In     Development  Subscriptions  Equity (Capital
                                             Shares         Amount       Capital        Stage       Receivable     Deficiency)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Common stock issued to founders              6,616,910   $       662   $     1,338   $        --    $        --    $     2,000

Net loss for the period from
  January 29, 1999 (inception)
  to December 31, 1999                              --            --            --       (24,056)            --        (24,056)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 1999                 6,616,910           662         1,338       (24,056)            --        (22,056)
Net loss from the year ended
  December 31, 2000                                 --            --            --       (56,775)            --        (56,775)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2000                 6,616,910           662         1,338       (80,831)            --        (78,831)
Loan converted to common stock               1,123,090           112       103,963            --             --        104,075
Common stock subscribed                      7,160,000           716         6,234            --         (6,450)           500
Common stock issued for
  services rendered                            100,000            10         8,990            --             --          9,000
Promotional incentives with
  respect to exercise stock
  purchase rights                                   --            --        44,500            --             --         44,500
Net loss from the year ended
  December 31, 2001                                 --            --            --      (221,790)            --       (221,790)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2001                15,000,000         1,500       165,025      (302,621)        (6,450)      (142,546)
Proceeds from exercise of
  noteholders' purchase rights                 310,000            31         3,069            --             --          3,100
Payment of subscriptions                            --            --            --            --          6,450          6,450
Compensatory element of
  noteholders' purchase rights                      --            --        62,400            --             --         62,400
Net loss from the year ended
  December 31, 2002                                 --            --            --      (594,672)            --       (594,672)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2002                15,310,000         1,531       230,494      (897,293)            --       (665,268)
Proceeds from exercise of
  noteholders' purchase rights                 815,000            82         8,068            --             --          8,150
Compensatory element of
  noteholders' purchase rights                      --            --       169,050            --             --        169,050
Proceeds from sale of securities,
  net of registration costs                  5,272,000           527     1,520,851            --             --      1,521,378
Net loss from the year ended
  December 31, 2003                                 --            --            --    (1,068,433)            --     (1,068,433)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2003
  (consolidated)                            21,397,000         2,140     1,928,463    (1,965,726)            --        (35,123)
Issuance of securities as partial
  payment for license:
    Common stock                             2,300,000           230       574,770            --                       575,000
    Warrants to acquire 2,300,000 shares                                   575,000            --                       575,000
Net proceeds from sale of securities         4,078,000           408       976,047            --                       976,455
Compensatory value of stock options
  issued for services rendered                                             290,000            --                       290,000
Compensatory value of common stock
  issued to Advisory Board Members             130,000            13        90,987            --                        91,000
Compensatory value of stock options
  issued to Advisory Board Members                                           3,309            --                         3,309
Issuance of common stock options
to non employee directors                                                  187,500            --                       187,500
Stockholder's loans converted
to common stock                                580,033            58       152,950                                     153,008
Officers' salaries waived                                                   37,500                                      37,500
Warrant penalty                                     --            --       138,000            --                       138,000
Net loss                                            --            --            --    (1,338,235)            --     (1,338,235)
                                           -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2004                28,485,033   $     2,849   $ 4,954,526   ($3,303,961)   $        --    $ 1,653,414
                                           ===========   ===========   ===========   ===========    ===========    ===========


                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                   (Unaudited)

                                                                                        Deficit
                                                                                       Accumulated          Total
                                                                      Additional         in the         Stockholders'
                                            Common Stock                Paid-In        Development     Equity (Capital
                                       Shares           Amount          Capital           Stage           Deficiency)
                                   --------------   --------------   --------------   --------------    --------------
Balance at January 1, 2005             28,485,033   $        2,849   $    4,954,526   $   93,303,961)   $    1,653,414

Issuance of common stock options                                              1,360                              1,360

Officer's salaries waived                                                    37,500                             37,500

Warrant penalty                                                             184,000                            184,000

Net loss                                       --               --               --         (476,517)         (476,517)
                                   --------------   --------------   --------------   --------------    --------------

Balance at March 31, 2005              28,485,033   $        2,849   $    5,177,386   $   (3,780,478)   $    1,399,757
                                   ==============   ==============   ==============   ==============    ==============



                See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                                Cumulative From
                                                                       For the Three            January 29, 1999
                                                                       Months Ended              (Inception) to
                                                                         March 31,                  March 31,
                                                                         ---------                  ---------
                                                                  2005              2004              2005
                                                             --------------    --------------    --------------
Cash flows from operating activities:
Net loss                                                     $     (476,517)   $     (310,987)   $   (3,780,478)
                                                             --------------    --------------    --------------
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Deferred revenue                                                      1,094                33             1,594
Warrant penalty                                                     184,000           322,000
Waiver of officer's salaries                                         37,500                --            75,000
 Imputed interest                                                        --                --             8,000
 Compensatory element of stock options                                1,360                               1,360
 Compensatory element of noteholders'
   purchase rights                                                                                      231,450
Depreciation                                                             --             1,457            14,288
Amortization of deferred financing costs                                 --                --            52,500
Amortization of software development costs                           31,196            13,299           337,496
Amortization of consulting fees                                      12,735                --            89,280
Amortization and impairment of licenses and                              --                                  --
deferred promotional incentives                                          --                --            44,500
      Amortization and write off of deferred license costs               --                --            25,000
      Loss on disposal of equipment                                                                      13,205
Common stock issued for legal fees                                                                        9,000
Increase (decrease) in cash flows as a result of                         --                --
changes in asset and liability account balances:
Accounts receivable                                                     300            (1,156)             (651)
Prepaid insurance                                                    (1,555)             (872)          (20,074)
Due to placement agent                                                   --             4,800                --
Due to stockholders                                                   3,771                --           215,412
Security deposits                                                        --                --            (2,155)
Accounts payable and accrued expenses                               100,815           (17,889)          395,008
                                                             --------------    --------------    --------------
Total adjustments                                                   371,216              (328)        1,812,213
                                                             --------------    --------------    --------------
Net cash used in operating activities                              (105,301)         (311,315)       (1,968,265)
                                                             --------------    --------------    --------------

Cash flows from investing activities:
Equipment purchases                                                      --                --            (8,204)
Software development costs                                               --                            (247,477)
Deferred license costs                                                                                  (50,000)
Deferred license fee                                                     --          (500,000)         (800,000)
                                                             --------------    --------------    --------------
Net cash used in investing activities                                    --          (500,000)       (1,105,681)
                                                             --------------    --------------    --------------

Net cash used in operating and investing activities                (105,301)         (811,315)       (3,073,946)
                                                             --------------    --------------    --------------



                See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)

                                                                                       Cumulative From
                                                             For the Three             January 29, 1999
                                                              Months Ended              (Inception) to
                                                                March 31,               March 31, 2004
                                                         2005              2004
                                                         ----              ----
Net cash used in operating and
  investing activities brought forward:             $     (105,301)   $     (811,315)   $   (3,073,946)
                                                    --------------    --------------    --------------

Cash flows from financing activities:
  Due to stockholders                                      110,577                --           468,085
  Note payable - bank                                          550                --            50,000
  Loans payable                                             (3,206)           (1,252)           93,707
  Deferred financing costs                                      --                --           (52,500)
  Deferred registration costs                                   --                --          (234,681)
  Proceeds from sale of securities                              --           689,345         2,747,964
  Proceeds from stock
    subscriptions receivable                                    --                --             6,450
                                                    --------------    --------------    --------------
Net cash provided by financing activities                  107,921           688,093         3,079,025
                                                    --------------    --------------    --------------

Net increase (decrease) in cash                              2,620          (123,222)            5,079

Cash at beginning of period                                  2,459           271,800                --
                                                    --------------    --------------    --------------

Cash at end of period                               $        5,079    $      148,578    $        5,079
                                                    ==============    ==============    ==============

Supplemental disclosure of cash flow information:

Cash payment made during the period
  Interest                                          $       12,979    $          533    $      116,634
                                                    ==============    ==============    ==============


                 See notes to consolidated financial statements.

                                    SEARCHHELP, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                               (Unaudited)

                                                              For the Three       Cumulative From
                                                              Months Ended       January 29, 1999
                                                                March 31,         (Inception) to
                                                                                    March 31,
                                                          2005           2004         2005
                                                          ----           ----         ----

Supplemental Schedules of Noncash Investing and Financing Activities:

  Assets acquired for debt                                     --             --   $     19,289
                                                                                   ============

  Deferred promotional incentives acquired through
    exercise of common stock purchase rights                   --             --   $     44,500
                                                                                   ============

  Common stock issued for services rendered                    --             --   $    100,000
                                                                                   ============

Stockholder's loans converted to common stock                  --                  $    257,083
                                                                                   ============

Compensatory element of note holders'
  purchase rights                                              --             --   $    231,450
                                                                                   ============

Due to placement agent                                         --                  $      1,700
                                                                                   ============

Issuance of stock options as partial payment
  For software                                                 --                  $    290,000
                                                                                   ============

Issuance of common stock options for
  services rendered                                            --             --   $    190,809
                                                                                   ============

Warrant penalty                                      $    184,000             --   $    322,000
                                                     ============                  ============

Issuance of common stock and common stock
  warrants for license                                         --                  $  1,150,000
                                                                                   ------------

Officers' salaries waived                            $     37,500             --   $     75,000
                                                     ============                  ============


                 See notes to consolidated financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2005

NOTE 1 - PLAN OF ORGANIZATION:

      (a) Organization and Presentation of Financial Statements:

            SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). Since its inception through December 31, 2004, the Company and its predecessor have not generated any significant revenues and have not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has recorded a net loss of $476,517 and $310,987 for the three months ended March 31, 2005 and 2004, respectively and a cumulative loss $3,780,478 from January 29, 1999 (Inception) to March 31, 2005.

            This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family well being.

            The Company offered for sale to the public in an initial public offering ("IPO"), through a placement agent, on a best efforts basis, up to 8,000,000 units (each consisting of one share of common stock, one A warrant to purchase one share of common stock at $.75 per share and one B warrant to purchase one share of common stock for $1.75 per share) at a purchase price of $.50 per unit. The IPO was declared effective on January 22, 2003. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Accordingly, effective September 8, 2003, after the IPO had closed and, in part, because the IPO had not been fully subscribed, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors were required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased to 6,000,000 shares at the same purchase price. The offering was extended through August 31, 2004 and further increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. As of September 30, 2004, the offering was completed. Under this private offering, 6,886,000 shares of the Company's common stock were sold for gross proceeds of $1,721,500 less $52,750 in offering costs. The Company paid the placement agent a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expense allowance of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company gave the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which are exercisable for a period of 5 years, which means that the placement agent received a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. The placement agent's warrants and the underlying shares of common stock were not registered at the time of grant. The placement agent has certain piggyback rights to cause the registration of the shares if the Company effects a registration of its securities. For the year ended December 31, 2004, 4,078,000 shares were purchased for $976,455, net of $43,045 in offering costs. One placement agent received warrants to purchase 34,000 shares of the Company's common stock at a purchase price of $0.30 per share at December 31, 2003 and 138,800 shares of the Company's common stock at a purchase price of $0.30 per share for the quarter ending September 30, 2004, for a aggregate of 172,800 shares of the Company's common stock for the year ended December 31, 2004. These warrants were issued to this placement agent in October 2004. The net proceeds of this offering have been used to support the Company's operations.

            Since the Company has not generated significant revenues and as management does not anticipate the Company will generate substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue operating. On April 25, 2005, the Company amended its Articles of Incorporation to issue 25,000,000 shares of preferred stock as well as increasing the amount of common stock that the Company is authorized to issue to 250,000,000 from 100,000,000. Management plans to raise additional capital through a private offering of its new class of preferred stock. Management is planning to raise the funds by soliciting accredited investors and small micro cap funds. Management is hopeful that they will be able to raise between one and two million dollars within the next 90 days, in addition to the $215,000 that has already been raised through a private sale of the Company's common stock. If the Company is unable to raise the necessary capital, within the next three month, it will be unable to continue operating.

      (b) Principal Business Activity:

            The Company is focused on utilizing new and emerging technology to develop products and services oriented toward improving family and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company intends to continue to develop software intended to keep children safe while online, and its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being and to participate in their development and marketing.

            The Company's two existing software products, Sentry At Home and Sentry Remote, formerly known as Secure Protect Identify Kids Everywhere (S.P.I.K.E.), and S.P.I.K.E. Remote Sentry, were developed to keep children safe while online. The Company had entered into an exclusive five year licensing agreement with Family Trusted Products, LLC ("FTP"). FTP was to be responsible for the manufacturing, marketing and distribution of the Sentry Products. FTP was to pay the Company a royalty of 10% on all FTP sales of the Sentry products. The Company signed a termination agreement with FTP on April 1, 2005. The Company is currently manufacturing the products and expects completion sometime in June 2005.

            Expanded Areas of Development

            Indoor Air Quality (IAQ)

            The Company has been exploring opportunities with the "at home" quality of living aspects of indoor air quality ("IAQ"). The Company has formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business. The increased knowledge and concern regarding indoor air toxins and irritants, combined with the increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly/informative home-based solution attractive to the Company.

            The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from both indoor residential and commercial structures. The Company is investigating the potential for engaging two aspects of the mold issue: (1) providing definitive products for screening for mold conditions and (2) providing effective indoor mold remediation solutions.

            On February 3, 2004, the Company entered into a Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT has been granted the rights to market a product, an organic compound, intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $500,000 plus an additional payment of $100,000 by August 2004. Due to the delay in the Environmental Protection Agency approval, the Company will make the final payment of $100,000 when ECT begins to generate revenue from the mold compound. The Company will also provide consulting services in connection with the marketing and sales of the product for a 5 1/2-year term. As additional consideration, the Company also granted ECT and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to an additional 2,300,000 shares of common stock.

            The fair value paid for the participation agreement aggregated $1,950,000 of which a total of $600,000 will be in cash and the balance was the fair value of the securities issued and is included in the accompanying financial statements as the cost of the license. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000 and are included in accounts payable and accrued expenses. Under the participation agreement, the Company was required to effectuate and pay the costs of a registration statement to be filed with the Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If the Company was not successful in registering the securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 per share at January 1, 2006. If the registration statement was not effective by January 1, 2005, both ECT and its parent could cancel the agreement and within ten (10) days of such termination, return to the Company (i) the cash of $600,000, less any revenue sharing payments made to the Company, (ii) the warrants and (iii) half of the common shares issued and to the extent that the shares are not then in ECT or its parent company's possession, they must pay fifteen cents ($0.15) for each such share that is no longer in their possession. The Company does not intend to make this payment until revenues are generated from the compound. The Company has requested an extension to effect a registration statement as well as a freeze in the exercise price of the warrants. For the three months ended March 31, 2005, operations was charged $184,000 for the $.08 penalty incurred between the difference of the issue price of $0.27 and the warrant schedule price of $0.19.


NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

      (a) Basis of Presentation:


            The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company in August 2003 incorporated its wholly owned subsidiary, Indoor Air Quality Services, Inc., which has had no activity through March 31, 2005. The accompanying unaudited financial statements for the three months ended March, 31, 2005 include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. The accompanying unaudited financial statements for the three months ended March 31, 2005 include the accounts of the Company and its wholly owned subsidiaries Indoor Air Quality Services, Inc., FamilySafe, Inc., which was incorporated in February 2004 for the software activities of the Company, and the Company's newest subsidiary, Digital I.D. Systems, Inc., which was incorporated in August 2004 which intends to concentrate on digital security technology.

            In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 2005 and the results of operation and cash flows for the three months ended March 31, 2005 and 2004. The results of operation for the three months ended March 31, 2005 and 2004 are not necessarily indicative of results to be expected for the full year.

            The December 31, 2004 balance sheet was derived from the audited financial statements included in the Company's report on Form 10-KSB for the ended December 31, 2004 and should be read in conjunction therewith.

      (b) Revenue Recognition:

            For the three months ended March 31, 2005 the Company has not generated significant revenues and is in the development stage. The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Income from contracts for advertising income, web site services and solutions will be earned on a pro-rata basis throughout the life of the related contract. The Company reported consolidated revenues at March 31, 2005 of $286 and deferred revenues of $1,594. Royalty income will be recognized in the same period as the underlying licensees' sales are reported as income. Revenues in the form of sales and commissions from the on-line sale of products, if any, will be recognized at the date of shipment. (c) Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      (d) Concentration of Credit Risk:

            Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company places its cash with high credit quality financial institutions that at times maybe in excess of the FDIC insurance limit.

      (e) Depreciation and Amortization:

            Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Significant improvements are capitalized; maintenance and repairs are charged to income. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in income.

            Costs associated with the development of software that is not intended for sale are capitalized. Costs incurred in the securing of financing and for promotional incentives are also capitalized. Amortization of software development costs, finance costs and promotional incentives are provided by the straight-line method, over estimated useful lives of three years, sixty days and eighteen months, respectively.

      (f) Earnings Per Share:

            The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

      (g) Stock Based Compensation:


            The Company elected to use the intrinsic value method to account for future options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company will disclose the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"). For transactions in which goods and services are the consideration received for the issuance of common stock, the accounting shall be the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. The Company has chosen not to adopt SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" which was issued in December 2002. This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method.


      (h) Advertising Costs.


            The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $12,410 and $1,745 for the three months ended March 31, 2005 and 2004, respectively.


      (i) Software Research and Development Costs:

            Research and development costs are expensed as incurred. Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company intends to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. Commencing in April 2002, the Company incurred software research and development costs of $204,342 which were charged to operations ($154,609 in 2003 and $49,715 in 2002) in connection with the initial development phase of two products. For the three months ended March 31, 2005 the Company did not incur any software development costs and incurred $75,000 for the three months ended March 31, 2004.

      (j) Recently Issued Accounting Pronouncements:

            In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

            In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees In. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard is not expected to have any effect on the Company's financial position or results of operations until such time as share-based compensation is granted.

            Management believes the adoption of these pronouncements will not have a material impact on the Company.

NOTE 3 - PROPERTY AND EQUIPMENT.


            Property and equipment consist of the following:

                                   March 31,     December 31,
                                      2005           2004
                                  ------------   ------------
Computers                         $         --   $         --
Furniture and fixtures                      --            803
                                  ------------   ------------
                                            --            803
Less:  Accumulated depreciation             --            803
                                  ------------   ------------
                                  $         --   $         --
                                  ============   ============

            Depreciation expense charged to operations for the year ended December 31, 2004 was $1,457 and for the three months ended March 31, 2005 there was no charge to operations for depreciation.


NOTE 4 - INTANGIBLE ASSETS.


            In connection with the December 31, 2001 private placement of the Company's notes, the placement agent has received a fee of $27,500 through December 31, 2001 and an additional fee of $25,000 for the year ended December 31, 2002. The fee was charged to operations as additional interest over the 60-day term of the notes. Amortization of these fees charged to operations was $625 for the year ended December 31, 2003 and the three months ended March 31, 2003.

            In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, since inception, capitalized costs of $247,477 of which $33,625 and $59,830 were capitalized in 2003 and 2002. These costs consisting of amounts paid to independent consultants related to the implementation and enhancement of its propriety related database and interactive operating software. The Company is amortizing these costs over their estimated useful lives of the three years. Amortization charged to operations during the years ended December 31, 2003 and 2002 was $59,000 and $35,584 and $33,625 for the nine months ended September 30, 2004 and 2003, respectively. In August 2003, the Company agreed to purchase certain software from the entity that had been licensing the software to the Company. The total purchase price is cash of $25,000 and options to acquire 750,000 shares of the Company's common stock, See Note 12. The Company received the deliverables and paid the remaining $15,000 to the vendor in March 2004. Amortization for the additional software costs was $31,196 and $4,792 for the three months ended March 31, 2005 and 2004.



NOTE 5 - NOTES PAYABLE - BANK.


            The Company has a $50,000 revolving line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate. The average interest rate charged to the Company for the three months ended March 31, 2005 was 7.9% and 7.50% at December 31, 2004. Interest expense of $2,152 was charged to operations during the year ended December 31, 2004, $3,004 and $483 were charged to operations for the three months ended March 31, 2005 and 2004 respectively. At December 31, 2004 and March 31, 2005, $50,000 of the line has been utilized. The debt is guaranteed by the CEO of the Company and is collateralized by marketable securities which he owns which had a fair market value of approximately $36,000 at December 31, 2004 and $35,000 at March 31, 2005.

NOTE 6 - NOTES PAYABLE - OTHER.


            During December 2001, the Company initiated a private placement offering to raise capital in order to fund the creation of its web site. The offering consisted of thirteen $25,000 notes bearing interest at 10% per annum payable in sixty (60) days from issuance. If the notes were not repaid in full on their due dates, then each note holder has the right to purchase 10,000 shares of the Company's common stock at $.01 per share and then 5,000 shares at the end of each additional thirty (30) day period the notes remain outstanding. The variance between the purchase right's exercise price per share and the fair value of the securities acquired will be charged to operations as additional interest. Additionally, the placement agent was to be paid ten (10%) percent of the proceeds of the offering, plus out-of-pocket expenses. Amortization of deferred financing costs is charged to operations over the sixty (60) day term of the notes.

            At December 31, 2001, the Company had sold nine notes, one of which was to its former CFO. In January and February 2002, the remaining four notes were sold at par value. The notes were repaid with accrued interest in July 2003. A placement agent fee of $25,000 was paid in December 31, 2002 and is reflected on the accompanying balance sheet as deferred financing costs. During the year ended December 31, 2003, an additional compensatory element interest charged to operations for the excess of the fair value of the note holders purchase rights received over their exercise price was $45,200. The fair value of the purchase rights was determined by management at $.09 per share which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value. During the year ended December 31, 2003, an additional compensatory interest element for purchase rights to acquire 345,000 common shares was charged to operations for the excess of the fair value of the note holders' purchase rights received over their exercise price of $169,050. The fair value of the purchase rights was determined by management to be $.49 per share which was the difference between the $.50 per unit price the Company's securities were being offered to the public at the date of issuance of the purchase rights and the $.01 per share note holders' purchase price.

            During the year ended December 31, 2002, the note holders exercised rights to acquire an aggregate 310,000 common shares for $3,100 including the Company's former CFO who exercised rights to acquire 55,000 common shares for $550. During the year ended December 31, 2003, the note holders exercised rights to acquire 815,000 common shares in the aggregate for $8,150. These notes and the accrued interest were repaid in 2003.


NOTE 7 - NOTE PAYABLE-INSURANCE.


            Long-term debt is comprised of the following:

                                                   March 31,        December 31,
                                                      2005              2004
                                                 --------------    --------------
Obligation under equipment financed
  payable in installments of $495 including
  13% interest through March 2005                $           --    $        2,353
Insurance premium finance loan payable in
  installments of $2,253 including 7% interest           10,621            11,474
Less:  Current portion                                  (10,621)          (13,827)
                                                 --------------    --------------

                                                 $           --    $           --
                                                 ==============    ==============

NOTE 8 - DUE TO STOCKHOLDERS.


            At December 31, 2003, the Company was indebted to its CEO, William Bozsnyak, in the amount of $130,188 and its President, Debbie Seaman, in the amount of $14,820 for non-interest bearing cash working capital advances made to the Company. The results of operations for 2004 include a charge for imputed interest of $8,000 on these advances at 7.25% which is the rate charged on the Company's short term debt to a bank. In September 2004, the Company issued 520,753 shares of the Company's common stock to William Bozsnyak and 59,280 shares of the Company's common stock to Debbie Seaman in full repayment and satisfaction of the loans and imputed interest thereon. In December 2004, Mr. Bozsnyak made an additional loan to the Company of $25,000 and additional loans of $83,000 through March 31, 2005. Because of the large amount of money that Mr. Bozsnyak has loaned the Company Management has decided to accrue interest on the outstanding loan amount. For the three months ended March 31, 2005, operations was charged $2,577 with a corresponding credit to shareholder loan. The Interest rate used in this calculation is the same interest rate paid to the Company's short term lender. Under the terms of their respective employment contracts, Ms. Seaman and Mr. Bozsnyak are owed $27,640 and $59,998, respectively, at March 31, 2005 for unpaid wages earned through September 30, 2004. Commencing on October 1, 2004, Ms Seaman and Mr. Bozsnyak both have waived all future salary under their contracts until such time as the Company's cash flow can sustain such payments. The salaries waived through December 31, 2004 were $37,500. For the three months ended March 31, 2005, $37,500 in salaries were also waived. Operations was charged with a corresponding increase to additional paid-in capital.

            The Company's former securities counsel is owed $ 22,663 for unpaid legal services at December 31, 2004 and $28,375 at March 31, 2005.

            The Company owes $100,000 to the seller of its mold license at March 31, 2005 and it owes $759 to a corporation, the CEO of which is also a director of the Company, for reimbursement of administrative costs expended by that corporation on behalf of the Company.

            On December 30, 2003, management agreed to issue non-employee director options to acquire 750,000 restricted shares of the Company's common stock for business and marketing advice rendered by the director in the last quarter of 2003. The fair value of the services rendered as determined by both the director and management is the fair market value of the options to be issued, as determined by utilizing the Black-Scholes option pricing model, based upon the then selling price of restricted shares through the Company's private placement, $0.25 per share. Such fair value of $187,500 has been charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

            As of March 31, 2005, the options have not been exercised and no stock has been issued.

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES.


            Accounts payable and accrued expenses consist of the following at:

                                         March 31,     December 31,
                                            2005           2004
                                        ------------   ------------
Professional fees                       $    107,344   $     58,226
Estimated registration costs                 200,000        200,000
Interest on notes payable                        334            315
Consultants                                    9,322          9,742
Accrued Officer Payroll                           --             --
Accrued Payroll other & payroll taxes         23,333          6,580
Sundry operating expenses                     54,675         19,330
                                        ------------   ------------
                                        $    395,008   $    294,193
                                        ============   ============


NOTE 10 - INCOME TAXES.


            The Company does not have any currently payable or deferred federal or local tax benefit since its inception to March 31, 2005. At December 31, 2004 the Company had a net operating loss carryforward available to reduce future taxable income amounting to $3,056,000 of which $131,000 expires in 2021, $557,000 expires in 2022 and $1,041,000 expires in 2023 and $1,327,000 which expires in 2024. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carry forwards of approximately $982,000 has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

                                                       For the Three Months Ended March 31,
                                       ---------------------------------------------------------------------
                                                    2005                                  2004
                                                    -----                                 ----
Loss before income taxes               $     (484,000)                      $     (311,000)
                                       ==============                       ==============

Expected statutory tax benefits        $     (165,000)           -34.0%     $     (105,700)           -34.0%
Warrant price reduction                $       16,940               3.5%    $           --               0.0%
Nondeductible expenses                          7,300               1.5%            16,400               5.3%
Net operating loss valuation reserve          141,000              29.0%            89,300              28.7%
                                       --------------    --------------     --------------    --------------
Total tax benefit                      $           --               0.0%    $           --               0.0%
                                       ==============    ==============     ==============    ==============


NOTE 11 - COMMON STOCK.

            On September 5, 2001, the founding shareholders subscribed for 6,660,000 common shares for an aggregate of $6,450. The subscriptions were paid in January, February and July 2002 and are reflected as stock subscriptions receivable in the financial statements as at December 31, 2001.

            On September 5, 2001, the shareholders of SH Networks.com, Inc.
      (SHN) and the Company agreed to merge SHN into the Company. The SHN shareholders received 6,616,910 shares of the Company's common stock in exchange for all of the outstanding capital stock of SHN. At the date of the merger, SHN's liabilities exceeded its assets by $131,461. Simultaneously with the merger, certain creditors agreed to exchange $104,075 in debts for 1,123,090 shares of the Company's common stock ($.09 per share).

            On September 5, 2001, counsel for the Company accepted 100,000 shares of the Company's common stock as partial payment for services rendered. The fair value of the services rendered and the shares at date of issuance was $9,000 ($.09 per share).

            On November 26, 2001, the individual assignees of an advertising agreement exercised the purchase right contained in the agreement to acquire 500,000 shares of the Company's common stock for $500. The fair value for the securities issued was $45,000 ($.09 per share) on the date of issuance, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value.

            Commencing in February 2002 through December 2002, seven note holders exercised their purchase rights and acquired 310,000 common shares for $3,100 in cash. During fiscal 2003, nine note holders exercised their purchase rights for 815,000 common shares for $8,150 in cash.


            In December 2003, management agreed to issue to a director options to acquire 750,000 restricted shares of the Company's common stock as payment for services rendered by the director. The fair value of option for the services rendered of $187,500, as determined by the Black-Scholes option pricing model, was charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

            In February 2004, Environmental Commercial Technology Corp. was issued 2,300,000 shares of the Company's common stock and warrants to acquire an additional 2,300,000 common shares at an initial exercise price of $0.33 per share. The fair value of the common stock issued was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000.

            In May 2004, three members of the Company's Advisory Board were issued an aggregate of 130,000 shares of the Company's common stock whose fair value on the date of issuance was $91,000. Half of these shares are being held in escrow as the recipients will earn these escrowed shares on a pro rata basis if they continue to serve on the Advisory Board for one year. The other 50% was earned by the recipients when issued. Amortization of the 50% to be earned and the initial 50% aggregated through March 31, 2005 was $80,819 and for the three months ended March 31, 2005 was $11,375. In April 2004, management decided to disband the Advisory Board for the IAQ area due to the inactivity of the IAQ division, this board never met and no stock was earned. Therefore, 90,000 shares of common stock were returned to the transfer agent. In April an entry was made to operations crediting Advisory Board consulting for $45,500 with a corresponding debit to additional paid-in capital.

            In May 2004, management issued 90,000 options to purchase the Company's restricted common stock to Directors and Advisory Board Members. The Advisory Board Members were issued 50,000 options of which 10,000 were granted to the Chief Financial Officer who also serves on the Advisory board. On March 9, 2005, Noel C. Bonilla, the Company's CFO passed away. Mr. Bonilla's options were cancelled upon his death and will no longer be accounted for under APB 25. The other 40,000 options were granted to four non-employees. The fair value of the option as determined by the Black-Scholes option pricing model of $1,360 was charged to operations with a corresponding increase to paid in capital. An additional 40,000 options were granted to two directors who also serve on the Audit and Compensation Committees. The fair value of these options was $1,360 using the Black-Scholes option method and will be accounted for under APB 25. For the three months ended March 31, 2005, $1,360 was charged to operations for the Advisory Board Members options. The fair value of the Advisory Board Members options as determined by the Black-Scholes option pricing model and accounted for under APB 25 was also $1,360 for the three month ended March 31, 2005.

            In November 2004, the Company issued the Chief Financial Officer and the Chief Technical Officer each an option to purchase 50,000 shares of the Company's common stock for a purchase price of $.25 per share. These options vest fully in 90 days and have an option life of 5 years. On March 9, 2005, Noel C. Bonilla, the Company's CFO passed away. Mr. Bonilla's options were cancelled upon his death. The fair value of the CTO's option for the three months ended March 31, 2005 was $400 using the Black-Scholes option method and will be accounted for under APB 25.

            Initial Sale of the Company's Securities to the Public:

            The Company entered into an agreement with a placement agent to offer for sale to the public on a best efforts basis up to 8,000,000 units (each consisting of one share of common stock, one warrant to purchase one share of common stock at a price of $.75 per share and a warrant to purchase one common share at $1.75) at $0.50 per unit, which became effective on January 22, 2003. The Company granted the placement agent and its designee warrants, which expire on December 31, 2007, to purchase up to 247,000 units at $.985 per unit for five years. Upon the exercise of a warrant by the placement agent, the placement agent shall receive a share of the Company's common stock, a class A redeemable warrant to purchase one share of common stock exercisable at $.985 per share for five years and class B redeemable warrant to purchase one share of the Company's common stock for five years at $2.285. Management and the placement agent consider the placement agent warrants to be additional compensation for the agent's services in the offering. If these warrants are exercised in whole or in part, any excess of the fair value of the securities issued over the warrant exercise price will be reflected as cost of raising capital and not a charge to operations and, accordingly, will be charged to additional paid in capital. The offering which originally terminated on June 30, 2003 was extended to July 31, 2003. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses of 3% of the gross proceeds. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Private Placement of the Company's Securities:

            On September 8, 2003, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value, at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares of the Company's common stock at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering was further extended through September 30, 2004 as well as increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. This was primarily due to the delay in launching the Company's software products. The placement agent earned a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agents' cash compensation, the Company has agreed to give the placement agent warrants to purchase up to an aggregate of 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years. This means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. For the nine months ended September 30, 2004 one Placement Agent sold a total of 1,388,000 shares for an aggregate of $347,000 net of $41,640 in commissions. Through September 30, 2004, the same placement agent was paid in full the 10% commission and 2% non accountable expense fee. The placement agent was entitled to receive a warrant to purchase 172,800 common shares of the Company's stock at $0.30 per share. The offering was closed on September 30, 2004, and the warrant was issued on October 15, 2004.

            In September 2004, the Company's Chief Executive Officer purchased an aggregate of 400,000 shares of the Company's restricted common stock through a private sale for a purchase price of $.25 per share. The total purchase price was $100,000.

            Stock Option Plan:


            On December 15, 2003, the Company's stockholders ratified the SearchHelp, Inc. 2004 Stock Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified ISOs shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five
      (5) years and ten (10) years for non-qualifying ISO. The Plan commenced on January 1, 2004 and will terminate on December 31, 2014 unless sooner terminated by the Board of Directors.

            For the three months ended March 31, 2005, options under the Plan to acquire 675,590 common shares were issued to employees, officers and directors of the Company at prices ranging from $0.25 to $0.77 per share, which was the average of the bid and ask of our common stock on the dates of grant. However, due to the Company's CFO passing away, options to purchase 130,000 shares of the Company's common stock that had been granted to Mr. Bonilla were cancelled upon his death leaving an aggregate balance of 545,590 shares issued. The Company plans to issue an option to Mr. Bonilla's estate for the 130,000 shares plus an additional option to purchase 100,000 shares of the Company's common stock as soon as practical. If the Company had determined compensation cost for its stock option plan based on the fair value at the grant dates for awards under the Plan, consistent with the method prescribed by FASB 123, the Company's net loss and loss per share would have been increased by (i) $11,870 to $488,387 ($0.02) per share for the three months ended March 31, 2005. The fair value of stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

            In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 provides alternative methods of transition for companies making a voluntary change to fair value-based accounting for stock-based employee compensation. The Company continues to account for its stock option plan under the intrinsic value recognition and measurement principles of APB Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations. Effective for interim periods beginning after December 15, 2002, SFAS No. 148 also requires disclosure of pro-forma results on a quarterly basis as if the Company had applied the fair value recognition provisions of SFAS No. 123.

            As the exercise price of all options granted under the plan was equal to or above the market price of the underlying common stock on the grant date, no stock-based employee compensation is recognized in net income. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS No. 123, as amended, to options granted under the stock option plans and rights to acquire stock granted under the company's Stock Participation Plan, collectively called "options." For purposes of this pro-forma disclosure, the value of the options is estimated using a Black-Scholes option pricing model and amortized ratably to expense over the options' vesting periods. Because the estimated value is determined as of the date of grant, the actual value ultimately realized by the employee may be significantly different. The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for three months ended March 31, 2005 and 2004, respectively: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

                                                       For the Three Months Ended         Cumulative From
                                                                March 31,                January 29, 1999
                                                           2005            2004          To March 31, 2005
                                                           ----            ----          -----------------
         Net loss as reported                           ($476,517)      ($310,987)         ($3,780,478)
         Net loss pro forma                             ($488,387)      ($314,403)         ($3,792,348)
         Shares - Basic                                 28,485,033      26,530,000
         Basic loss per share as reported                ($0.02)         ($0.01)
         Basic loss per share pro forma                  ($0.02)         ($0.01)

            Presented below is a summary of the status of the stock options in the plan and the related transactions for the three months ended March 31, 2005:

                                                                           WEIGHTED
                                                                            AVERAGE
                                                                           EXERCISE
                                                          SHARES             PRICE
                                                          ------             -----
            Options outstanding as of  January 1, 2005    675,590       $0.25 to $0.077
                                                                        ===============
            Granted                                       675,590       $0.25 to $0.077
                                                                        ===============
            Canceled/Surrendered                          130,000
            Exercised                                           0
            Forfeited                                           0
                                                          -------
            Options outstanding at March 31, 2005         545,590           $0.44
                                                          =======           =====

            For the three months ended March 31, 2005, the Plan has 954,410 shares available for grant.

            The weighted average fair value of stock options at date of grant, calculated using the Black-Scholes option-pricing model, granted during the three months ended March 31, 2005 was $0.44.

            The Company may issue options to purchase the Company's common stock to officers, non-employees, non-employee directors or others as part of settlements in disputes and/or incentives to perform services for the Company. The Company accounts for stock options issued to vendors and non-employees of the Company under SFAS No. 123 "Accounting for Stock-Based Compensation." The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model is charged to operations utilizing weighted average assumptions identical to those used for options granted to employees.

            The following table summarizes the status of all the Company's stock options outstanding and exercisable at March 31, 2005.

                                                    STOCK OPTIONS                           STOCK OPTIONS
                                                     OUTSTANDING                             EXERCISIABLE
                                                     -----------                             ------------
                                                                WEIGHTED                                WEIGHTED
                                                                AVERAGE                                 AVERAGE
                                                                EXERCISE                                EXERCISE
           EXERCISE PRICES                  SHARES               PRICE               SHARES              PRICE
           ---------------                  ------               -----               ------              -----
                $0.25                       800,000              $0.24               800,000              $0.24
                $0.33                    2,300,000               $0.32                     0              $0.32
                $0.47                       375,590              $0.46               285,590              $0.46
                $0.62                       750,000              $0.61               375,000              $0.61
                $0.70                        80,000              $0.68                40,000              $0.68
                $0.77                       120,000              $0.75                60,000              $0.75
                                            -------              -----               -------              -----
       Total at March 31, 2005             4,425,590             $0.51             1,515,590              $0.51
                                           ---------             -----             ---------              -----

            As of March 31, 2005, outstanding options to purchase a total of 40,000 shares of the Company's common stock were granted to members of the Company's Advisory Board in May 2004. A consultant was also granted two options to purchase an aggregate of 750,000 shares of the Company's common stock which are also outstanding at March 31, 2005 (See note 12b). None of the options have been exercised at March 31, 2005.

            In November 2004, management also granted the Chief Financial Officer and the Chief Technical Officer an option to purchase 50,000 shares each of the Company's common stock at a purchase price of $.25 per share. Mr. Bonilla's option to purchase 50,000 shares was automatically cancelled upon his death on March 9, 2005.

            At March 31, 2005 none of the options have been exercised.

            Warrants:

            As part of its initial sale of its securities to the public the Company sold Class A warrants to acquire 2,474,000 common shares at $0.75 per share and Class B warrants to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company's securities, the agent and its designees received rights to acquire 247,000 units of the Company's securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire one share of common stock at $2.285 per share. Warrants to acquire 172,800 shares of the Company's common stock at $0.030 per share was issued to a placement agent exercisable for five years as part of its compensation for its services in the Company's private placement of its securities in 2004.

            As part of the purchase price of a license (See Note 1 (b)), the Company issued a warrant to acquire 2,300,000 shares of common stock at an initial price of $0.33 per share. Due to the Company's not registering the underlying common stock in the prescribed time frame, the exercise price of the warrants has been reduced to $0.27 per share at December 31, 2004 and another $.08 per share for the three months ended March 31, 2005

            At March 31, 2005, none of the warrants were exercised.



NOTE 12 - COMMITMENTS AND CONTINGENCIES.

      (a) Stock Purchase Rights:


            Certain notes payable include a default penalty that entitles the holder to purchase (i) 10,000 shares of the Company's common stock for $.01 per share if the note is not repaid on its original due date and (ii) 5,000 shares of the Company's common stock for $.01 per share for each thirty day period the note remains unpaid past its original due date. Each note holder receives these purchase rights regardless of whether the individual note holder agrees to extend the due date of the note. Through December 31, 2002, the note holders received rights to acquire 780,000 shares of the Company's common stock at purchase price of $.01 per share. The difference between the fair value of the common stock underlying the purchase rights ($.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value) and the exercise price of $.01 per share is charged to operations as additional interest on the date the purchase rights are issued.

      Through December 31, 2002, the note holders exercised rights to acquire 310,000 shares of the Company's common stock. During the year ended December 31, 2003, the note holders received additional rights to acquire 345,000 shares of the Company's common stock at a purchase price of $.01 per share, which is the difference between the fair value of the common stock underlying the purchase rights ($.49 per share which was determined by management as the difference between the $.50 per unit price the common stock was then being offered to the public and the $.01 per share note holders purchase price). During the year ended December 31, 2003, the note holders exercised purchase rights to acquire 815,000 shares of the Company's common stock. At March 31, 2005, no purchase rights to acquire common stock were outstanding.

      (b) Former License and Distribution Agreement.

            In June 2002, the Company entered into a 5 year license agreement with Edocusign, Inc., to be the exclusive licensee through December 31, 2003 and a non-exclusive licensee thereafter to manufacture, package, promote, advertise, market and sell a software package designed to assist parents to monitor their child's on-line behavior. The Company was required to pay the licensor an initial license fee of $50,000 and thereafter a royalty of $4 for each product sold. At December 31, 2002 the unamortized portion of the deferred license fee was $44,167 and the licensor was owed $50,000 which is included in accounts payable and accrued expenses at December 31, 2002. Through August 15, 2003, the Company paid the licensor $25,000.

            Effective August 15, 2003, the parties terminated the agreement by entering into a software purchase and services agreement. Under the terms of this agreement the Company is not required to pay the balance owed of $25,000 under the license agreement. The Company, under the new agreement, will acquire the software and all related documents which it had licensed in the June 2002 agreement. The purchase price for the software is $50,000 in cash of which $10,000 was paid at the signing of the agreement, the Company was given a $25,000 credit for the cash paid under the old license agreement and the balance of $15,000 was paid on March 26, 2004 on the date of the closing. The seller also received additional compensation for the software in the form of two options to buy a total of 750,000 shares of the Company's common stock at an exercise price of $ .62 per share, which is the average of the Company's trading prices for the thirty (30) day period immediately preceding the effective date of the agreement. One option to purchase 250,000 shares of the Company's common stock is exercisable only if the Company sells 3,000,000 units of the software in the five (5) year period immediately following the closing. The other option to purchase 500,000 shares of the Company's common stock is exercisable at any time up to five (5) years. The fair value of the option for 500,000 shares at the date of grant was $290,000 which along with the $50,000 in cash is reflected in the accompanying financial statements as capitalized software costs of $562,477. This asset will be amortized over its estimated useful life of three years.

            The option to purchase 250,000 shares of the Company's common stock will be reflected in financial statements upon the fulfillment of the conditional sale of product. The agreement also requires the licensor to perform certain consulting services for the Company for $8,000 per month commencing in October 2003 through April 2004. The Company extended the agreement for an additional three months to July 2004 and is currently working on a month to month consulting basis. The consulting services include, among other items, assistance in hiring, training and overseeing a technical support team for the Company.

      (c) Lease:


            The Company is obligated under an operating lease for its office, which expires on December 31, 2005, at an annual rent of $13,280. The Company's former President guaranteed the lease payments.

            Rent expense was $3,320 and $3,240 for the three months ended March 31, 2005 and 2004, respectively.


      (d) Employment Agreements:


            On December 8, 2003, William Bozsnyak entered into an amended and restated three year employment agreement with the Company. Currently, Mr. Bozsnyak is the Chief Executive Officer and Treasurer, Vice President and Chairman of the Board of Directors. Mr. Bozsnyak has also been appointed interim CFO until a suitable replacement can be found for Mr. Bonilla, who passed away on March 9, 2005. The agreement provides for a base salary of $80,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. His salary may be increased to $150,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. As of September 30, 2004 the Company has accrued $59,998 of Mr. Bozsnyak's compensation. Commencing October 1, 2004, Mr. Bozsnyak waived any future salary until such time as the Company's cash flows are sufficient to sustain operations. During 2004, the $20,000 of his salary that was waived by him was charged to operations and credited to additional paid-in capital. For the three months ended March 31, 2005, Mr. Bozsnyak's salary of $20,000 was again waived and an additional charge was made to operations with a corresponding entry to additional paid-in capital. On May 1, 2005, Mr. Bozsnyak signed a new three year employment contract with the Company. Mr. Bozsnyak will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Bozsnyak was also granted an option to purchase 1,000,000 shares of the Company's stock at a purchase price of $.20 per share. These options vest fully in three years and have a five year option life.

            On December 8, 2003, Debbie Seaman entered into an amended and restated three year employment agreement with the Company. Currently, Ms. Seaman is the Secretary and Director. The agreement provides for a base salary of $70,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. Her salary may be increased to $140,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. For the nine months ended September 30, 2004, Ms. Seaman received $14,860 in compensation. Ms. Seaman stopped receiving her salary in May, 2004. As of March 31, 2005, the Company has accrued $27,640 of her compensation. Commencing October 1, 2004, Ms. Seaman waived any future salary until such time as the Company's cash flows are sufficient to sustain operations. During 2004, the $17,500 of her salary that was waived by her was charged to operations and credited to additional paid-in capital. For the three months ended March 31, 2005, Ms. Seaman's salary of $17,500 was again waived and an additional charge was made to operations with a corresponding entry to additional paid-in capital. On April 26, 2005, Ms. Seaman resigned from her position with the Company as President. She remains Secretary and Director. As of this date, Ms. Seaman's employment contract is cancelled. Ms. Seaman was granted an option to purchase 60,000 shares of the Company's common stock at a purchase price of $.27 per share. This option has a life of five years and vests over four years.

            Mr. Bozsnyak would have received incentive bonuses to be determined prior to the commencement of each year if he satisfied the criteria for such bonuses as determined by the Company's compensation committee. Both Ms. Seaman and Mr. Bozsnyak were entitled to receive options to purchase up to $200,000 worth of shares of common stock at a price equal to the midpoint between the bid and ask price of a share of common stock on the date of the grant from the Company's 2004 Stock Plan. In May 2004 they were granted options to acquire an aggregate of 120,000 common shares at exercise prices totaling $92,400. In April 2004, both Mr. Bozsnyak and Ms. Seaman were granted an option to purchase 140,000 shares and 60,000 shares, respectively, of the Company's common stock at a purchase price of $.27 per share. These options will vest fully in four years and expire in five years.

            On March 18, 2004, the Company hired a part time Chief Financial Officer, Noel C. Bonilla. Mr. Bonilla passed away on March 9, 2005. Mr. Bonilla's employment agreement terminated upon his death.

            On March 18, 2004, the Company hired Eric Elgar as the Company's Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, an annual salary of $100,000. Mr. Elgar is guaranteed employment for at least six months and has been granted the right to purchase 150,000 shares of the Company's stock at $0.47 per share. The option will vest fully one year from the date of grant and expires in five years. For the year ended December 31, 2004, the Company has paid Mr. Elgar $57,408 in compensation. Mr. Elgar stopped receiving his salary on October 31, 2004. On November 1, 2004, Mr. Elgar agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25 per share. This option vested in 90 days from the date of grant and will expire in 5 years. Mr. Elgar will not receive a salary nor will he accrue his salary until the Company can afford to pay him. Mr. Elgar resigned from his position of Chief Technical Officer on May 1, 2005.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)



I N D E X


                                                                              Page No.

FINANCIAL STATEMENTS:

     Independent Auditors' Report                                                63

     Consolidated Balance Sheets as at December 31, 2004 and 2003               64-65

     Consolidated Statements of Operations
       For the Years Ended December 31, 2004 and 2003
         and Cumulative from January 29, 1999 (Inception)
           to December 31, 2004                                                  66

     Consolidated Statement of Stockholders' Equity (Capital Deficiency)
       Cumulative from January 29, 1999 (Inception)
         to December 31, 2004                                                    67

     Consolidated Statements of Cash Flows
       For the Years Ended December 31, 2004 and 2003
         and Cumulative from January 29, 1999 (Inception)
           to December 31, 2004                                                 68-70

     Notes to Consolidated Financial Statements                                 70-89

WEINICK
     SANDERS                                                      1375 BROADWAY
        LEVENTHAL & CO., LLP                          NEW YORK, N.Y. 10018-7010
--------------------------------------------------------------------------------
               CERTIFIED PUBLIC ACCOUNTANTS                        212-869-3333
               ----------------------------                    FAX 212-764-3060
                                                                  WWW.WSLCO.COM

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
SearchHelp, Inc.

We have audited the accompanying consolidated balance sheets of SearchHelp, Inc. (A Development Stage Company) as at December 31, 2004) and 2003, and the related consolidated statements of operations and cash flows for the years ended December 31, 2004 and 2003 and cumulative from January 29, 1999 (inception) to December 31, 2004 and stockholders' equity (capital deficiency) cumulative from January 29, 1999 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SearchHelp, Inc. (A Development Stage Company) as at December 31, 2004 and 2003 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and cumulative from January 29, 1999 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company is a development stage company and incurred losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding those matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP


New York, New York
February 15, 2005

                See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                    ASSETS


                                                                   December 31,
                                                          -------------------------------
                                                               2004             2003
                                                          --------------   --------------
Current assets:
  Cash                                                    $        2,459   $      271,800
  Accounts receivable                                                951            1,237
  Prepaid insurance                                               18,519              598
  Prepaid consulting fees                                         17,764               --
                                                          --------------   --------------
        Total current assets                                      39,693          273,635
                                                          --------------   --------------

Property and equipment - at cost,
  less accumulated depreciation                                       --           17,262
                                                          --------------   --------------

Other assets:
  Software development costs, less accumulated
    amortization of $306,300 and $179,054, respectively          256,177           93,423
  Deferred license fee                                         1,950,000               --
  Security deposit                                                 2,155            2,155
                                                          --------------   --------------
        Total other assets                                     2,208,332           95,578
                                                          --------------   --------------

        Total assets                                      $    2,248,025   $      386,475
                                                          ==============   ==============


                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                     CONSOLIDATED BALANCE SHEETS (Continued)

            LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)


                                                                    December 31,
                                                          --------------------------------
                                                               2004              2003
                                                          --------------    --------------
Current liabilities:
  Note payable - bank                                     $       49,450    $       14,450
  Current portion of long-term debt                               13,827             5,206
  Due to stockholders                                            236,641           332,508
  Due to placement agent                                              --             1,700
  Deferred revenues                                                  500               120
  Accounts payable and accrued expenses                          294,193            65,207
                                                          --------------    --------------
        Total current liabilities                                594,611           419,191
                                                          --------------    --------------

Long-term debt, less current portion                                  --             2,407
                                                          --------------    --------------

Commitments and contingencies                                         --                --

Stockholders' equity (capital deficiency):
  Common stock - $.0001 par value
    Authorized  - 100,000,000 shares
    Issued and outstanding -28,485,033 and
    21,397,000 shares, respectively                                2,849             2,140
  Additional paid-in capital                                   4,954,526         1,928,463
  Deficit accumulated in the development stage                (3,303,961)       (1,965,726)
                                                          --------------    --------------
        Total stockholders' equity (capital deficiency)        1,653,414           (35,123)
                                                          --------------    --------------

        Total liabilities and stockholders'
          equity (capital deficiency)                     $    2,248,025    $      386,475
                                                          ==============    ==============



                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      Cumulative From
                                              For the Year        For the Year       January 29, 1999
                                                  Ended               Ended           (Inception) to
                                            December 31, 2004   December 31, 2003    December 31, 2004
                                             ----------------    ----------------    ----------------
Revenues                                     $            666    $          4,556    $         21,316
                                             ----------------    ----------------    ----------------

Operating expenses:
  Selling                                             161,084             295,918             520,141
  Web site costs                                       64,704              24,394             204,089
  Software development costs                           81,200             154,609             285,524
  General and administrative                          741,170             308,196           1,375,457
  Amortization and impairment of
    license costs and deferred
    promotional incentives                                 --              19,167              63,667
  Depreciation and amortization                       128,703              64,972             326,421
                                             ----------------    ----------------    ----------------
Total operating expenses                            1,176,861             867,256           2,775,299
                                             ----------------    ----------------    ----------------

Loss from operations                               (1,176,195)           (862,700)         (2,753,983)
                                             ----------------    ----------------    ----------------

Other expenses:
  Interest                                              2,835              36,058             106,823
  Interest - related party                              8,000                  --               8,000
  Compensatory element of noteholders'
    purchase rights                                        --             169,050             231,450
  Amortization of deferred financing costs                 --                 625              52,500
  Warrant penalty - related party                     138,000                  --             138,000
  Loss on disposal of equipment                        13,205                  --              13,205
                                             ----------------    ----------------    ----------------
Total other expenses                                  162,040             205,733             549,978
                                             ----------------    ----------------    ----------------

Net Loss                                     $     (1,338,235)   $     (1,068,433)   $     (3,303,961)
                                             ================    ================    ================

Per share data:
  Loss per share - basic and dilutive        $          (.05)    $         ( .06)
                                             ================    ================

Weighted average number of shares
  outstanding                                      26,801,275          17,518,014
                                             ================    ================



                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
        CUMULATIVE FROM JANUARY 29, 1999 (INCEPTION) TO DECEMBER 31, 2004

                                                                                       Deficit
                                                                                      Accumulated                       Total
                                                                        Additional       in the          Stock      Stockholders'
                                                Common Stock             Paid-In      Development    Subscriptions  Equity (Capital
                                            Shares         Amount        Capital         Stage         Receivable      Deficiency)
                                         ------------   ------------   ------------   ------------    ------------   ------------
Common stock issued to founders             6,616,910   $        662   $      1,338   $         --    $         --    $      2,000

Net loss for the period from
  January 29, 1999 (inception)
  to December 31, 1999                             --             --             --        (24,056)             --         (24,056)
                                         ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 1999                6,616,910            662          1,338        (24,056)             --         (22,056)
Net loss from the year ended
  December 31, 2000                                --             --             --        (56,775)             --         (56,775)
                                         ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 2000                6,616,910            662          1,338        (80,831)             --         (78,831)
Loan converted to common stock              1,123,090            112        103,963             --              --         104,075
Common stock subscribed                     7,160,000            716          6,234             --          (6,450)            500
Common stock issued for
  services rendered                           100,000             10          8,990             --              --           9,000
Promotional incentives with
  respect to exercise stock
  purchase rights                                  --             --         44,500             --              --          44,500
Net loss from the year ended
  December 31, 2001                                --             --             --       (221,790)             --        (221,790)
                                         ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 2001               15,000,000          1,500        165,025       (302,621)         (6,450)       (142,546)
Proceeds from exercise of
  noteholders' purchase rights                310,000             31          3,069             --              --           3,100
Payment of subscriptions                           --             --             --             --           6,450           6,450
Compensatory element of
  noteholders' purchase rights                     --             --         62,400             --              --          62,400
Net loss from the year ended
  December 31, 2002                                --             --             --       (594,672)             --        (594,672)
                                         ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 2002               15,310,000          1,531        230,494       (897,293)             --        (665,268)
Proceeds from exercise of
  noteholders' purchase rights                815,000             82          8,068             --              --           8,150
Compensatory element of
  noteholders' purchase rights                     --             --        169,050             --              --         169,050
Proceeds from sale of securities,
  net of registration costs                 5,272,000            527      1,520,851             --              --       1,521,378
Net loss from the year ended
  December 31, 2003                                --             --             --     (1,068,433)             --      (1,068,433)
                                         ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 2003
  (consolidated)                           21,397,000          2,140      1,928,463     (1,965,726)             --         (35,123)
Issuance of securities as partial
  payment for license:
    Common stock                            2,300,000            230        574,770             --                         575,000
    Warrants to acquire 2,300,000 shares                                    575,000             --                         575,000
Net proceeds from sale of securities        4,078,000            408        976,047             --                         976,455
Compensatory value of stock options
  issued for services rendered                                              290,000             --                         290,000
Compensatory value of common stock
  issued to Advisory Board Members            130,000             13         90,987             --                          91,000
Compensatory value of stock options
  issued to Advisory Board Members                                            3,309             --                           3,309
Issuance of common stock options
to non employee directors                                                   187,500             --                         187,500
Stockholder's loans converted
to common stock                               580,033             58        152,950                                        153,008
Officers' salaries waived                                                    37,500                                         37,500
Warrant penalty                                    --             --        138,000             --                         138,000
Net loss                                           --             --             --     (1,338,235)             --      (1,338,235)
                                         ------------   ------------   ------------   ------------    ------------    ------------

Balance at December 31, 2004               28,485,033   $      2,849   $  4,954,526   $ (3,303,961)   $         --    $  1,653,414
                                         ============   ============   ============   ============    ============    ============


                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    Cumulative From
                                                        For the Year          For the Year         January 29, 1999
                                                            Ended                 Ended            (Inception) to
                                                      December 31, 2000     December 31, 2000     December 31, 2004
                                                      ------------------    ------------------    ------------------
Cash flows from operating activities:
  Net loss                                            $       (1,338,235)   $       (1,068,433)   $       (3,303,961)
                                                      ------------------    ------------------    ------------------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Deferred revenue                                                 380                   120                   500
    Warrant penalty                                              138,000                    --               138,000
    Waived of officers' salaries                                  37,500                37,500
    Imputed interest                                               8,000                 8,000
    Compensatory element of
      noteholders' purchase rights                                    --               169,050               231,450
    Depreciation                                                   1,457                 5,972                14,288
    Amortization of deferred financing costs                          --                   625                52,500
    Amortization of software
      development costs                                          127,246                59,000               306,300
    Amortization of consulting costs                              76,545                76,545
    Amortization and impairment of
      deferred promotional incentives                                 --                    --                44,500
    Amortization and write off of
     deferred license costs                                           --                19,167                25,000
    Loss on disposal of equipment                                 13,205                    --                13,205
    Common stock issued for legal fees                                --                    --                 9,000
    Increase (decrease) in cash flows as
        a result of changes in asset and
        liability account balances:
      Accounts receivable                                            286                 2,479                  (951)
      Prepaid interest                                           (17,921)                3,095               (18,519)
      Due to stockholders                                        211,641                    --               211,641
      Due to placement agent                                      (1,700)                   --                    --
      Security deposits                                               --                    --                (2,155)
      Accounts payable and accrued expenses                      228,986              (350,811)              294,193
                                                      ------------------    ------------------    ------------------
  Total adjustments                                              823,625               (91,303)            1,440,997
                                                      ------------------    ------------------    ------------------

Net cash used in operating activities                           (514,610)           (1,159,736)           (1,862,964)
                                                      ------------------    ------------------    ------------------

Cash flows from investing activities:
  Equipment purchases (sales)                                      2,600                    --                (8,204)
  Software development costs                                          --               (33,625)             (247,477)
  Deferred license costs                                              --                    --               (50,000)
  Deferred license fee                                          (800,000)                   --              (800,000)
                                                      ------------------    ------------------    ------------------
Net cash used in investing activities                           (797,400)              (33,625)           (1,105,681)
                                                      ------------------    ------------------    ------------------

Net cash used in operating and investing activities   $       (1,312,010)   $       (1,193,361)   $       (2,968,645)
                                                      ------------------    ------------------    ------------------


                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                                               Cumulative From
                                             For the Year      For the Year    January 29, 1999
                                                Ended             Ended         (Inception) to
                                         December 31, 2004 December 31, 2003  December 31, 2004
                                            --------------    --------------    --------------
Net cash used in operating and
  investing activities brought forward      $   (1,312,010)   $   (1,193,361)   $   (2,968,645)
                                            --------------    --------------    --------------

Cash flows from financing activities:
  Due to stockholder                                25,000           202,500           357,508
  Note payable - bank                               35,000           (25,000)           49,450
  Notes payable - other                                 --          (475,000)               --
  Loans payable                                      6,214            (4,260)           96,913
  Deferred financing costs                              --                --           (52,500)
  Deferred registration costs                           --                --          (234,681)
  Proceeds from sale of securities                 976,455         1,765,909         2,747,964
  Proceeds from stock
    subscriptions receivable                            --                --             6,450
                                            --------------    --------------    --------------
Net cash provided by financing activities        1,042,669         1,464,149         2,971,104
                                            --------------    --------------    --------------

Net increase (decrease) in cash                   (269,341)          270,788             2,459

Cash at beginning of period                        271,800             1,012                --
                                            --------------    --------------    --------------

Cash at end of period                       $        2,459    $      271,800    $        2,459
                                            ==============    ==============    ==============


Supplemental disclosures of cash flows information:
  Cash payments made during period for:

  Interest                                  $        2,170    $       79,500    $      105,825
                                            ==============    ==============    ==============



                       See notes to financial statements.

                                    SEARCHHELP, INC. AND SUBSIDIARIES
                                      (A Development Stage Company)

                            CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                                                                       Cumulative From
                                                             For the Year        For the Year        January 29, 1999
                                                                 Ended               Ended            (Inception) to
                                                           December 31, 2004    December 31, 2003    December 31, 2004
                                                           -----------------    -----------------    -----------------
Supplemental schedules of noncash operating,
 investing and financing activities:

    Assets acquired for debt                               $               --   $               --   $           19,289
                                                           ==================   ==================   ==================

    Deferred promotional incentive acquired
      through exercise of common stock purchase rights     $               --   $               --   $           44,500
                                                           ==================   ==================   ==================

    Common stock issued for services rendered              $           91,000   $               --   $          100,000
                                                           ==================   ==================   ==================

    Stockholder's loans converted to common stock          $          153,008   $               --   $          257,083
                                                           ==================   ==================   ==================

    Compensatory element of noteholders' purchase rights   $               --   $          169,050   $          231,450
                                                           ==================   ==================   ==================

    Due to placement agent                                 $               --   $            1,700   $            1,700
                                                           ==================   ==================   ==================

    Issuance of stock options as
      partial payment for software                         $          290,000   $               --   $          290,000
                                                           ==================   ==================   ==================

    Issuance of common stock options for
      services rendered                                    $          190,809   $               --   $          190,809
                                                           ==================   ==================   ==================

    Issuance of common stock and
      common stock warrants for license                    $        1,150,000   $               --   $        1,150,000
                                                           ==================   ==================   ==================

    Warrant penalty                                        $          138,000   $               --   $          138,000
                                                           ==================   ==================   ==================

    Officers' salaries waived                              $           37,500   $               --   $           37,500
                                                           ==================   ==================   ==================



                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 1 - PLAN OF ORGANIZATION.

      (a) Organization and Presentation of Financial Statements:

            SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). Since its inception through December 31, 2004, the Company and its predecessor have not generated any significant revenues and have not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a net loss of $1,338,235 and $1,068,433 for the years ended December 31, 2004 and 2003, respectively and $3,303,961 cumulative from January 29, 1999 (Inception) to December 31, 2004.

            This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family well being.

            The Company offered for sale to the public in an initial public offering ("IPO"), through a placement agent, on a best efforts basis, up to 8,000,000 units (each consisting of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75) at a purchase price of $.50 per unit. The IPO was declared effective on January 22, 2003. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Accordingly, effective September 8, 2003, after the IPO had closed and, in part, because the IPO had not been fully subscribed, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors were required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased to 6,000,000 shares at the same purchase price. The offering was extended through August 31, 2004 and further increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. As of September 30, 2004, the offering was completed. Under this private offering, 6,886,000 shares of the Company's common stock were sold for gross proceeds of $1,721,500 less $52,750 in offering costs. The Company paid each placement agent a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company gave the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which are exercisable for a period of 5 years, which means that the placement agent received a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. The placement agent's warrants and the underlying shares of common stock were not registered at the time of grant. The placement agent has certain piggy back rights to cause the registration of the shares if the Company effects a registration of its securities. For the year ended December 31, 2004, 4,078,000 shares were purchased for $976,455 net of $43,045 in offering costs. One placement agent received warrants to purchase 34,000 shares of the Company's common stock at a purchase price of $0.30 per share at December 31, 2003 and 138,800 shares of the Company's common stock at a purchase price of $0.30 per share for the quarter ending September 30, 2004 for a aggregate of 172,800 shares of the Company's common stock for the year ended December 31, 2004. These warrants were issued to this placement agent in October 2004. The net proceeds of this offering have been used to support the Company's operations

            Since the Company has not generated significant revenues and as management does not anticipate the Company will generate substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months to December 2005, management believes the Company will need additional financing to continue operating.

      (b) Principal Business Activity:

            The Company is focused on utilizing new and emerging technology to develop products and services oriented toward improving family safety and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company intends to continue to develop software intended to keep children safe while online, and its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being and to participate in their development and marketing.

            The Company's two existing software products, Sentry At Home and Sentry Remote, formerly known as Secure Protect Identify Kids Everywhere (S.P.I.K.E.), and S.P.I.K.E. Remote Sentry, were developed to keep children safe while online. These monitoring programs are currently being manufactured at the distribution center. The Company had entered into an exclusive five year licensing agreement with Family Trusted Products, LLC ("FTP"). FTP was to be responsible for the manufacturing, marketing and distribution of the Sentry Products. FTP was to pay the Company a royalty of 10% on all FTP sales of the Sentry products. Marketing has not commenced under the agreement and the Company is seeking a mutual termination of the license agreement, after which, the Company will utilize other channels in its efforts to market these products.

      (c) Expanded Areas of Development:

      Indoor Air Quality (IAQ)

            The Company has been exploring opportunities with the "at home" quality of living aspects of indoor air quality ("IAQ"). The Company has formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business. The increased knowledge and concern regarding indoor air toxins and irritants, combined with the increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly/informative home-based solution attractive to the Company. The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. The Company is investigating the potential for engaging two aspects of the mold issue: (1) providing definitive products for screening for mold conditions and (2) providing effective indoor mold remediation solutions.

            On February 3, 2004, the Company entered into a Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT has been granted the rights to market a product, an organic compound, intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $500,000. An additional payment of $100,000 was due by August 2004. Due to the delay in the Environmental Protection Agency approval, the Company will make the final payment of $100,000 when ECT begins to generate revenue from the mold compound. This liability is included in Due To Stockholders. The Company will also provide consulting services in connection with the marketing and sales of the product for a 5 1/2-year term. As additional consideration, the Company also granted ECT and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to 2,300,000 shares of common stock.

            The fair value paid for the participation agreement aggregated $1,950,000 of which a total of $600,000 will be in cash and the balance was the fair value of the securities issued and is included in the accompanying financial statements as the cost of the license. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000 and are included in accounts payable and accrued expenses. Under the participation agreement, the Company was required to effectuate and pay the costs of a registration statement to be filed with the Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If the Company was not successful in registering the securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement was not effective by January 1, 2005, both ECT and its parent could cancel the agreement and within ten (10) days of such termination, return to the Company (i) the cash of $600,000, less any revenue sharing payments made to the Company, (ii) the warrants and (iii) half of the common shares issued and to the extent that the shares are not then in ECT or its parent company's possession, they must pay fifteen cents ($0.15) for each such share that is no longer in their possession. The Company does not intend to make this payment until revenues are generated from the compound. The Company has requested an extension to effect a registration statement as well as a freeze in the exercise price of the warrants. As of December 31, 2004, operations were charged $138,000 for the $.06 penalty incurred between the difference of the issue price of $0.33 and the warrant schedule price of $0.27.

NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

      (a) Basis of Presentation:


            The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company in August 2003 incorporated its wholly owned subsidiary, Indoor Air Quality Services, Inc., which has had no activity through December 31, 2004. The accompanying financial statements for the year ended December 31, 2004 includes the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. The accompanying financial statements for the year ended December 31, 2004 include the accounts of the Company and its wholly owned subsidiaries Indoor Air Quality Services, Inc., FamilySafe, Inc., which was incorporated in February 2004 for the software activities of the Company, and the Company's newest subsidiary, Digital I.D. Systems, Inc., which was incorporated in August 2004 and will concentrate on digital security technology.

      (b) Revenue Recognition:

            Through the year ended December 31, 2004, the Company has not generated significant revenues and is in the development stage. The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Income from contracts for advertising income, web site services and solutions will be earned on a pro-rata basis throughout the life of the related contract. The Company had earned consolidated revenues at December 31, 2004 of $666 and deferred revenues of $500. Royalty income will be recognized in the same period as the underlying licensees' sales are reported as income. Revenues in the form of sales and commissions from the on-line sale of products, if any, will be recognized at the date of shipment.

      (c) Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      (d) Earnings Per Share:

            The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

      (e) Depreciation and Amortization:

            Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Significant improvements are capitalized; maintenance and repairs are charged to income. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in income.

            Costs associated with the development of software that is not intended for sale are capitalized. Costs incurred in the securing of financing and for promotional incentives are also capitalized. Amortization of software development costs, finance costs and promotional incentives are provided by the straight-line method, over estimated useful lives of three years, sixty days and eighteen months, respectively.

      (f) Concentration of Credit Risk:

            Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company places its cash with high credit quality financial institutions that at times maybe in excess of the FDIC insurance limit.

      (g) Stock Based Compensation:

            The Company elected to use the intrinsic value method to account for future options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company will disclose the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"). For transactions in which goods and services are the consideration received for the issuance of common stock, the accounting shall be the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. The Company has chosen not to adopt SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" which was issued in December 2002. As required by SFAS 148, the Company will adopt the statement for the period beginning after June 15, 2005. This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method. Although the Company has elected not to adopt the provisions of SFAS No. 148 until the interim period beginning after June 15, 2005, the Company will provide all newly required disclosures under SFAS No. 123.

      (h) Advertising Costs:

            The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $22,321 and $20,325 for the years ended December 31, 2004 and 2003, respectively.

      (i) Software Research and Development Costs:

            Research and development costs are expensed as incurred. Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company began to release its products in the fourth quarter of 2004 after technological feasibility was established. Costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. Commencing in April 2002, the Company incurred software research and development costs of $285,524 which were charged to operations ($81,200 in 2004, $154,609 in 2003 and $49,715 in 2002) in connection with the initial development phase of two products.

      (j) Recently Issued Accounting Pronouncements:

            In December 2003, the FASB issued Interpretation No. 46 (Revised) "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

            In April 2003, the FASB issued SFAS No. 149 which amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

            In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies certain financial instruments with characteristics of both liabilities and equity.

            Management believes the adoption of these pronouncements will not have a material impact on the Company.


NOTE 3 - PROPERTY AND EQUIPMENT.

            Property and equipment consist of the following:

                                               December 31,
                                     2004         2003
                                  ----------   ----------
Computers                         $       --   $   29,290
Furniture and fixtures                   803          803
                                  ----------   ----------
                                         803       30,093
Less:  Accumulated depreciation          803       12,831
                                  ----------   ----------
                                  $       --   $   17,262
                                  ==========   ==========

            Depreciation expense charged to operations was $1,457 and $5,972 for the year ended December 31, 2004 and 2003 respectively. To provide state of the art support and web interface, management, after much research, made the decision not to buy new equipment but sign a two year contract with Invision, Inc. to rent a portion of their servers and to trade the old equipment in exchange for a credit to the VMWare set up fees. The Company expensed the equipment and received a $2,600 credit. The two year contract was signed in January 2004 and required a one time set up fee of $14,770 plus a monthly fee of $3,830 for server space rental. In December 2004, management renegotiated the current monthly fee to $2,960 per month with Invision for an annual savings of approximately $10,400.


NOTE 4 - INTANGIBLE ASSETS.

            In connection with the December 31, 2001 private placement of the Company's notes, the placement agent has received a fee of $27,500 through December 31, 2001 and an additional fee of $25,000 for the year ended December 31, 2002. The fee was charged to operations as additional interest over the 60-day term of the notes. Amortization of these fees charged to operations was $625 for the year ended December 31, 2003.

            In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, since inception, capitalized costs of $562,477 of which $315,000 and 33,625 were capitalized in 2004 and 2003. These costs, consisting of amounts paid to independent consultants, related to the implementation and enhancement of its propriety related database and interactive operating software. The Company is amortizing these costs over their estimated useful lives of three years. Amortization charged to operations during the years ended December 31, 2004 and 2003 was $127,246 and $59,000, respectively.

            The Company, having previously agreed to purchase certain software from the entity that had been licensing the software to the Company, acquired the software in 2004. The total purchase price was cash of $25,000 and options to acquire 750,000 shares of the Company's common stock of which 500,000 were issued immediately and are exercisable for five years and 250,000 are to be granted only if certain sales milestones are met. At December 31, 2004 these milestones have not been met and the option has not been granted. If the milestones are met in the future then the option will be granted and reflected in the financial statements at that date. The fair value ascribed to the option for the 500,000 shares as determined by the Black-Scholes option pricing model was $290,000. See
      Note 12.


NOTE 5 - NOTES PAYABLE - BANK.

            The Company has a $50,000 revolving line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate which was 7.50% at December 31, 2004 and 6.25% at December 31, 2003. The weighted average interest rate for the year ended December 31, 2004 was 6.50%. Interest expense of $2,152 was charged to operations during the year ended December 31, 2004 and $36,059 for 2003. At December 31, 2004 and 2003, $49,450 and $14,450 of the line has been utilized. The debt is guaranteed by the current CEO of the Company and is collateralized by marketable securities, which he owns. The fair market value of this account was approximately $35,000 and $36,000 at December 31, 2004 and 2003 respectively.


NOTE 6 - NOTES PAYABLE - OTHER.

            During December 2001, the Company initiated a private placement offering to raise capital in order to fund the creation of its web site. The offering consisted of thirteen $25,000 notes bearing interest at 10% per annum payable in sixty (60) days from issuance. If the notes were not repaid in full on their due dates, then each note holder had the right to purchase 10,000 shares of the Company's common stock at $.01 per share and then 5,000 shares at the end of each additional thirty (30) day period the notes remain outstanding. The variance between the purchase right's exercise price per share and the fair value of the securities acquired was charged to operations as additional interest. Additionally, the placement agent was paid ten (10%) percent of the proceeds of the offering, plus out-of-pocket expenses. Amortization of deferred financing costs was charged to operations over the sixty (60) day term of the notes.

            By December 31, 2001 the Company had sold nine notes, one of which was to its former CFO. In January and February 2002, the remaining four notes were sold at par value. The notes were repaid with accrued interest in July 2003. A placement agent fee of $25,000 was paid in December 31, 2002. During the year ended December 31, 2003, the additional compensatory element interest charged to operations for the excess of the fair value of the note holders purchase rights received over their exercise price was $45,200. The fair value of the purchase rights was determined by management at $.09 per share which was the ascribed fair value of the purchase rights using the Black-Scholes option pricing model for determining fair value. During the year ended December 31, 2003, an additional compensatory interest element for purchase rights to acquire 345,000 common shares was charged to operations for the excess of the fair value of the note holders' purchase rights received over their exercise price of $169,050. The fair value of the purchase rights was determined by management to be $.49 per share which was the difference between the $.50 per unit price the Company's securities were being offered to the public at the date of issuance of the purchase rights and the $.01 per share note holders' purchase price. During the year ended December 31, 2002, the note holders exercised rights to acquire an aggregate 310,000 common shares for $3,100 including the Company's former CFO who exercised rights to acquire 55,000 common shares for $550. During the year ended December 31, 2003, the note holders exercised rights to acquire 815,000 common shares in the aggregate for $8,150. These notes and the accrued interest were repaid in 2003.


NOTE 7 - LONG-TERM DEBT:

            Long-term debt is comprised of the following:

                                                                 December 31,
                                                     2004            2003
                                                 ------------    ------------
Obligation under equipment financed
  payable in installments of $495 including
  13% interest through March 2005                $      2,353    $      7,613
Insurance premium finance loan payable in
  installments of $2,253 including 7% interest         11,474
Less:  Current portion                                (13,827)         (5,206)
                                                 ------------    ------------

                                                 $         --    $      2,407
                                                 ============    ============

NOTE 8 - DUE TO STOCKHOLDERS.

            At December 31, 2003, the Company was indebted to its CEO, William Bozsnyak, in the amount of $130,188 and its President, Debbie Seaman, in the amount of $14,820 for non-interest bearing cash working capital advances made to the Company. The results of operations for 2004 include a charge for imputed interest of $8,000 on these advances at 7.25% which is the rate charged on the Company's short term debt to a bank. In September 2004, the Company issued 520,753 shares of the Company's common stock to William Bozsnyak and 59,280 shares of the Company's common stock to Debbie Seaman in full repayment and satisfaction of the loans and imputed interest thereon. In December 2004, Mr. Bozsnyak made an additional non-interest bearing loan to the Company of $25,000 and additional loans of $50,000 through February 15, 2005. Interest at the rate paid to the Company's short term lender will be imputed on the advances and charged to operations with a corresponding credit to additional paid-in capital.

            Under the terms of their respective employment contracts, Ms Seaman and Mr. Bozsnyak are owed $27,640 and $59,998 at December 31, 2004 for unpaid wages earned through September 30, 2004. Commencing on October 1, 2004, Ms Seaman and Mr. Bozsnyak both have waived all future salary under their contracts until such time as the Company's cash flow can sustain such payments. The aggregate waived salaries through December 31, 2004 of $37,500 was charged to operations with a corresponding increase to additional paid-in capital.

            The Company's CFO and its former securities counsel are owed $390 and $ 22, 663 for unpaid legal services at December 31, 2004. During 2004 the Company charged operations $390 and $95,485 for legal services rendered by the CFO and counsel, respectively.

            The Company owes $100,000 to the seller of its mold license at December 31, 2004 and it owes $950 to a corporation, the CEO of which is also a director of the Company, for reimbursement of administrative costs expended by that corporation on behalf of the Company.

            On December 30, 2003, management agreed to issue a non employee director options to acquire 750,000 restricted shares of the Company's common stock for business and marketing advice rendered by the director in the last quarter of 2003. The fair value of the services rendered as determined by both the director and management is the fair market value of the options to be issued, as determined by utilizing the Black-Scholes option pricing model, based upon the then selling price of restricted shares through the Company's private placement, $0.25 per share. Such fair value of $187,500 has been charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500. As of December 31, 2004, the options have not been exercised and no stock has been issued.


NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

            Accounts payable and accrued expenses consist of the following at:

                                               December 31,
                                   2004           2003
                               ------------   ------------
Professional fees              $     58,226   $     20,548
License costs                            --         15,000
Estimated registration costs        200,000             --
Interest on notes payable               315            127
Consultants                           9,742         25,000
Accrued Payroll taxes                 6,580             --
Sundry operating expenses            19,330          4,532
                               ------------   ------------
                               $    294,193   $     65,207
                               ============   ============

NOTE 10 - INCOME TAXES.

            The Company has not had any currently payable federal income taxes since its inception through December 31, 2004. The Company has not charged operations for any deferred federal or local tax liability or benefit since its inception to December 31, 2004. At December 31, 2004, the Company had a net operating loss carryforward available to reduce future taxable income amounting to $3,056,000 of which $131,000 expires in 2021, $557,000 expires in 2022, $1,041,000 expires in 2023 and $1,327,000 expires in 2024. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the net deferred tax asset for federal carry forwards of approximately $982,000 has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

                                                                                                      For the Period From
                                                   For the Years Ended December 31,                   January 29, 1999 to
                                                       2004                      2003                 December 31, 2004
                                                -------------------------------------                 -------------------
Loss before income taxes                        $(1,338,235)              $(1,068,433)                $(3,303,961)
                                                ============              ===========                 ===========

Expected statutory tax benefits                 $  (455,000)       -34.0% $  (363,300)      -34.0%    $(1,123,300)          -34.0%
Warrant price reduction                              46,900          3.5%       2,700         0.2%         46,900             1.4%
Nondeductible expenses                               17,800          1.3%          --         0.0%         94,100             2.8%
Net operating loss valuation reserved 390,300                       29.2%     360,600        33.8%        982,300            29.7%
                                                -----------  ------------ ----------- ------------    -----------     ------------
Total tax benefit                               $        --          0.0% $        --         0.0%    $        --             0.0%
                                                ===========  ============ =========== ============    ===========     ============

            Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes. The components of the deferred tax assets and liabilities are as follows:

                                           December 31,
                                  --------------------------------
                                       2004              2003
                                  --------------    --------------
Deferred tax assets:
  Net operating loss deduction    $    1,039,000    $      587,900
  Accrued salaries                        29,800                --
  Other                                      300               300
                                  --------------    --------------
        Total assets                   1,069,100           588,200
                                  --------------    --------------
Deferred tax liabilities:
  Depreciation and amortization          (87,100)          (23,300)
                                  --------------    --------------
        Total liabilities                (87,100)          (23,300)
                                  --------------    --------------

                                         982,000           564,900
Less:  Valuation allowance              (982,000)         (564,900)
                                  --------------    --------------

                                  $           --    $           --
                                  ==============    ==============

NOTE 11 - COMMON STOCK.

            On September 5, 2001, the founding shareholders subscribed for 6,660,000 common shares for an aggregate of $6,450. The subscriptions were paid in January, February and July 2002 and are reflected as stock subscriptions receivable in the financial statements as at December 31, 2001.

            On September 5, 2001, the shareholders of SH Networks.com, Inc.
      (SHN) and the Company agreed to merge SHN into the Company. The SHN shareholders received 6,616,910 shares of the Company's common stock in exchange for all of the outstanding capital stock of SHN. At the date of the merger, SHN's liabilities exceeded its assets by $131,461. Simultaneously with the merger, certain creditors agreed to exchange $104,075 in debts for 1,123,090 shares of the Company's common stock ($.09 per share).

            On September 5, 2001, counsel for the Company accepted 100,000 shares of the Company's common stock as partial payment for services rendered. The fair value of the services rendered and the shares at date of issuance was $9,000 ($.09 per share).

            On November 26, 2001, the individual assignees of an advertising agreement exercised the purchase right contained in the agreement to acquire 500,000 shares of the Company's common stock for $500. The fair value for the securities issued was $45,000 ($.09 per share) on the date of issuance, which was the ascribed fair value of the purchase rights using the Black-Scholes Option pricing model for determining fair value.

            Commencing in February 2002 through December 2002, seven note holders exercised their purchase rights and acquired 310,000 common shares for $3,100 in cash. During fiscal 2003, nine note holders exercised their purchase rights for 815,000 common shares for $8,150 in cash.

            In December 2003, management agreed to issue to a director options to acquire 750,000 restricted shares of the Company's common stock as payment for services rendered by the director. The fair value of option for the services rendered of $187,500, as determined by the Black-Scholes option pricing model, was charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

            In February 2004, Environmental Commercial Technology Corp. was issued 2,300,000 shares of the Company's common stock and warrants to acquire an additional 2,300,000 common shares at an initial exercise price of $0.33 per share. The fair value of the common stock issued was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility was $575,000.

            In May 2004, three members of the Company's Advisory Board were issued an aggregate of 130,000 shares of the Company's common stock whose fair value on the date of issuance was $91,000. Half of these shares are being held in escrow as the recipients will earn these escrowed shares on a pro rata basis if they continue to serve on the Advisory Board for one year. The other 50% was earned by the recipients when issued. Amortization of the 50% to be earned and the initial 50% aggregated $73,236 and was charged to operations in the year ended December 31, 2004.

            In May 2004, management issued 90,000 options to purchase the Company's restricted common stock to Directors and Advisory Board Members. The Advisory Board Members were issued 50,000 options of which 10,000 was granted to the Chief Financial Officer who also serves on the Advisory board. The fair value of the option as determined by the Black-Scholes option pricing model of $827 will be accounted for under APB 25. The other 40,000 options were granted to four non-employees. The fair value of the option as determined by the Black-Scholes option pricing model of $3,309 was charged to operations with a corresponding increase to paid-in capital. An additional 40,000 options were granted to two directors who also serve on the Audit and Compensation Committees. The fair value of these options was $3,309 using the Black-Scholes option method and will be accounted for under APB 25. For the year ended December 31, 2004, $3,309 was charged to operations for the Advisory Board Members options. The fair value of the Chief Financial Officer's and directors' options as determined by the Black-Scholes option pricing model and accounted for under APB 25 was $4,136.

            In November 2004, the Company issued the Chief Financial Officer and The Chief Technical Officer each an option to purchase 50,000 shares of the Company's common stock for a purchase price of $.25. These options vest fully in 90 days and have a option life of 5 years. The fair value of these options for the quarter and year ended December 31, 2004, was $800 using the Black-Scholes option method and will be accounted for under APB 25.

            Initial Sale of the Company's Securities to the Public:

            The Company entered into an agreement with a placement agent to offer for sale to the public on a best efforts basis up to 8,000,000 units (each consisting of one share of common stock, one warrant to purchase one share of common stock at a price of $.75 per share and a warrant to purchase one common share at $1.75) at $0.50 per unit, which became effective on January 22, 2003. The placement agent was to receive 10% of the gross proceeds from the offering plus certain warrants and reimbursements of expenses of 3% of the gross proceeds and certain placement agent warrants. The Company granted the placement agent and its designee warrants which expire on December 31, 2007, to purchase up to 247,000 units at $.985 per unit for five years. Upon the exercise of a warrant by the placement agent, the placement agent shall receive a share of the Company's common stock, a class A redeemable warrant to purchase one share of common stock exercisable at $.985 per share for five years and class B redeemable warrant to purchase one share of the Company's common stock for five years at $2.285. Management and the placement agent consider the placement agent warrants to be additional compensation for the agent's services in the offering. If these warrants are exercised in whole or in part, any excess of the fair value of the securities issued over the warrant exercise price will be reflected as cost of raising capital and not a charge to operations and, accordingly, will be charged to additional paid-in capital. The offering which originally terminated on June 30, 2003 was extended to July 31, 2003. The Company sold 2,474,000 units for a total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. From the proceeds of the IPO the Company repaid all previously outstanding notes totaling $475,000 and interest of $82,518. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance of $244,452 was used for working capital and was fully expended to support operations.

            Private Placement of the Company's Securities:

            On September 8, 2003, the Company commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value, at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares of the Company's common stock at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering was further extended through September 30, 2004 as well as increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. This was primarily due to the delay in launching the Company's software products. Each placement agent earns a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. For the year ended December 31, 2004, one Placement Agent sold a total of 1,388,000 shares for an aggregate of $347,000 net of $41,640 in commissions. Through December 31, 2004, the same placement agent was paid in full the 10% commission and 2% non accountable expense fee. The placement agent is entitled to receive a warrant to purchase 172,800 common shares of the Company's stock at $0.30 per share. The offering was closed on September 30, 2004, and the warrant was issued on October 15, 2004.

            In September 2004, the Company's Chief Executive Officer, purchased an aggregate of 400,000 shares of the Company's restricted common stock through a private sale for a purchase price of $.25 per share. The aggregate purchase price was $100,000.

            Stock Options:

            On December 15, 2003, the Company's stockholders ratified the SearchHelp, Inc. 2004 Stock Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified ISOs shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five
      (5) years and ten (10) years for non-qualifying ISO. The Plan commenced on January 1, 2004 and will terminate on December 31, 2014 unless sooner terminated by the Board of Directors.

            For the year ended December 31, 2004 options under the Plan to acquire 675,590 common shares were issued to employees, officers and directors of the Company at prices ranging from $0.25 to $0.77 which was the average of the bid and ask of the common stock on the dates of grant. As the Company has elected to use APB 25 for accounting for its employee stock plan, no compensation has been recognized for its fixed stock option plan. If the Company had determined compensation cost for its stock option plan based on the fair value at the grant dates for awards under the Plan, consistent with the method prescribed by FASB 123, the Company's net loss and loss per share would have been increased by (i) $48,099 to $1,386,334 ($0.05) per share for the year ended December 31, 2004. The fair value of stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

            In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 provides alternative methods of transition for companies making a voluntary change to fair value-based accounting for stock-based employee compensation. The Company continues to account for its stock option plan under the intrinsic value recognition and measurement principles of APB Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations. Effective for interim periods beginning after December 15, 2002, SFAS No. 148 also requires disclosure of pro-forma results on a quarterly basis as if the Company had applied the fair value recognition provisions of SFAS No. 123.

            As the exercise price of all options granted under the plan was equal to or above the market price of the underlying common stock on the grant date, no stock-based employee compensation is recognized in net income. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS No. 123, as amended, to options granted under the stock option plans and rights to acquire stock granted under the company's Stock Participation Plan, collectively called "options."

            For purposes of this pro-forma disclosure, the value of the options is estimated using a Black-Scholes option pricing model and amortized ratably to expense over the options' vesting periods. Because the estimated value is determined as of the date of grant, the actual value ultimately realized by the employee may be significantly different. The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for year ended December 31, 2004 and 2003, respectively: expected dividend yield of 0%; expected volatility of 200%; a risk free interest rate of 6.0%; and expected option life of 5 years.

                                                                                          Cumulative From
                                                           For the Years Ended
                                                               December 31,              January 29, 1999
                                                           2004            2003        To December 31, 2004
                                                           ----            ----        --------------------
         Net loss as reported                          ($1,338,235)    ($1,068,433)        ($3,303,961)
         Net loss pro forma                            ($1,386,334)    ($1,068,433)        ($3,352,060)
         Shares - Basic                                 26,801,275      17,518,014
         Basic loss per share as reported                ($0.05)         ($0.06)
         Basic loss per share pro forma                  ($0.05)         ($0.06)

            Presented below is a summary of the status of the stock options in the plan and the related transactions for the year ended December 31, 2004:

                                                                                        WEIGHTED
                                                                                        AVERAGE
                                                                                       EXERCISE
                                                                      SHARES             PRICE
                                                                      ------             -----
            Options outstanding at the beginning of year                    0
            Granted                                                   695,590       $0.25 to $0.077
                                                                                    ===============
            Canceled/Surrendered                                       20,000            $0.25
                                                                                         =====
            Exercised                                                       0
            Forfeited                                                       0
                                                                      -------
            Options outstanding at the end of year                    675,590            $0.44
                                                                      =======            =====

            Options exercisable at the end of the year                258,898            $0.40
                                                                      =======            =====

            At December 31, 2004, the Plan has 824,410 shares available for grant.

            The weighted average fair value of stock options at date of grant, calculated using the Black-Scholes option-pricing model, granted during the year ended December 31, 2004 was $0.46.

            The Company may issue options to purchase the Company's common stock to officers, non-employees, non-employee directors or others as part of settlements in disputes and/or incentives to perform services for the Company. The Company accounts for stock options issued to vendors and non-employees of the Company under SFAS No. 123 "Accounting for Stock-based Compensation." The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model is charged to operations utilizing weighted average assumptions identical to those used for options granted to employees.

            As of December 31, 2004, outstanding options to purchase a total of 40,000 shares of the Company's common stock were granted to members of the Company's Advisory Board in May 2004. A consultant was also granted two options to purchase an aggregate of 750,000 shares of the Company's common stock which are outstanding at December 31, 2004 (See note 12c). In November 2004, management also granted the Chief Financial Officer and the Chief Technical Officer an option to purchase 50,000 shares each of the Company's common stock at a purchase price of $.25 per share. None of the options have been exercised at December 31, 2004.

            The following table summarizes the status of all the Company's stock options outstanding and exercisable at December 31, 2004.

                                                        STOCK OPTIONS                  STOCK OPTIONS
                                                         OUTSTANDING                    EXERCISABLE
                                                         -----------                    -----------
                                                                 WEIGHTED                        WEIGHTED
                                                                  AVERAGE                         AVERAGE
                                                                 EXERCISE                        EXERCISE
                          EXERCISE PRICES          SHARES          PRICE          SHARES           PRICE
                          ---------------          ------          -----          ------           -----
                               $0.25              750,000                         750,000          $0.25
                               $0.47              445,590          $0.47          223,898          $0.47
                               $0.62              750,000          $0.62          125,000          $0.62
                               $0.70               90,000          $0.70           22,500          $0.70
                               $0.77              120,000          $0.77           30,000          $0.77
                                                  -------          -----           ------          -----
                       Total for year Ended
                         December 31, 2004       2,255,590         $0.46         1,151,398         $0.39
                                                 =========         =====         =========         =====

            Warrants:

            As part of its initial sale of its securities to the public the Company sold Class A warrants to acquire 2,474,000 common shares at $0.75 per share and Class B warrants to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company's securities, the agent and its designees received rights to acquire 247,000 units of the Company's securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. Warrants to acquire 172,800 shares of the Company's common stock at $0.030 per share was issued a placement agent exercisable for five years as part of his compensation for his services in the Company's private placement of its securities in 2004.

            As part of the purchase price of a license (See Note 1 (b)), the Company issued a warrant to acquire 2,300,000 common shares at an initial price of $0.33 per share. Due to the Company's not registering the underlying common shares in the prescribed time frame, the exercise price of the warrants has been reduced to $0.27 per share at December 31, 2004 and is subject to further reduction.

            At December 31, 2004, none of the warrants were exercised.


NOTE 12 - COMMITMENTS AND CONTINGENCIES.

      (a) Stock Purchase Rights:

            Certain notes payable included a default penalty that entitled the holder to purchase (i) 10,000 shares of the Company's common stock for $.01 per share if the note is not repaid on its original due date and (ii) 5,000 shares of the Company's common stock for $.01 per share for each thirty day period the note remained unpaid past its original due date. Each note holder received these purchase rights regardless of whether the individual note holder agreed to extend the due date of the note. Through December 31, 2002, the note holders received rights to acquire 780,000 shares of the Company's common stock at a purchase price of $0.01 each. The difference between the fair value of the common stock underlying the purchase rights ($.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes option pricing model for determining fair value) and the exercise price of $.01 was charged to operations as additional interest on the date the purchase rights were issued. Through December 31, 2002, the note holders exercised rights to acquire 310,000 shares of the Company's common stock. During the year ended December 31, 2003, the note holders received additional rights to acquire 345,000 shares of the Company's common stock at a purchase price of $.01 per share. The difference between the fair value of the common stock underlying the purchase rights ($.49 per share which was determined by management as the difference between the $.50 per unit price the common stock was then being offered to the public and the $.01 par share note holders purchase price). During the year ended December 31, 2003, the note holders exercised purchase rights to acquire 815,000 shares of the Company's common stock. At December 31, 2004 and 2003, no purchase rights to acquire common shares were outstanding.

      (b) Lease:

            The Company is obligated under an operating lease for its office, which expires on December 31, 2005, at an annual rent of $13,280. The Company's President has guaranteed the lease payments.

            Rent expense was $12,987 and $12,960 for the years ended December 31, 2004 and 2003, respectively.

      (c) License and Distribution Agreement:

            In June 2002, the Company entered into a 5 year license agreement with Edocusign, Inc., to be the exclusive licensee through December 31, 2003 and a non-exclusive licensee thereafter to manufacture, package, promote, advertise, market and sell a software package designed to assist parents to monitor their child's on-line behavior. The Company was required to pay the licensor an initial license fee of $50,000 and thereafter a royalty of $4 for each product sold. Through August 15, 2003, the Company paid the licensor $25,000.

            Effective August 15, 2003, the parties terminated the agreement by entering into a software purchase and services agreement. Under the terms of this agreement the Company is not required to pay the balance owed of $25,000 under the license agreement. The Company, under the new agreement, will acquire the software and all related documents which it had licensed in the June 2002 agreement. The purchase price for the software is $50,000 in cash of which $10,000 was paid at the signing of the agreement, the Company was given a $25,000 credit for the cash paid under the old license agreement and the balance of $15,000 was paid on March 26, 2004 on the date of the closing. The seller also received additional compensation for the software in the form of two options to buy a total of 750,000 shares of the Company's common stock. The exercise price of the shares is $ .62 per share which is the average of the Company's trading prices for the thirty (30) day period immediately preceding the effective date of the agreement. One option to purchase 250,000 shares of the Company's common stock is exercisable only if the Company sells 3,000,000 units of the software in the five (5) year period immediately following the closing. The other option to purchase 500,000 shares of the Company's common stock is exercisable at any time up to five (5) years. The fair value of the option for 500,000 shares at the date of grant was $290,000 which along with the $50,000 in cash is reflected in the accompanying financial statements as capitalized software costs of $562,477. This asset will be amortized over its estimated useful life of three years.

            The option to purchase 250,000 shares of the Company's common stock will be reflected in financial statements upon the fulfillment of the conditional sale of product. The agreement also required the licensor to perform certain consulting services for the Company for $8,000 per month commencing in October 2003 through April 2004. The Company extended the agreement for an additional three months to July 2004 and is currently working on a month to month consulting basis. The consulting services include, among other items, assistance in hiring, training and overseeing a technical support team for the Company.

      (d) Employment Agreements:

            On December 8, 2003, William Bozsnyak entered into an amended and restated 3-year employment agreement with the Company. Currently, Mr. Bozsnyak is the Chief Executive Officer and Treasurer, Vice President and Chairman of the Board of Directors. The agreement provides for a base salary of $80,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. His salary may be increased to $150,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000 As of September 30, 2004 the Company has accrued $59,998 of his compensation. Commencing October 1, 2004, Mr. Bozsnyak waived any future salary until such time as the Company's cash flows are sufficient to sustain operations. During 2004 the $20,000 of his salary that was waived by him was charged to operations and credited to additional paid-in capital.

            On December 8, 2003, Debbie Seaman entered into an amended and restated 3-year employment agreement with the Company. Currently, Ms. Seaman is the President and Secretary. The agreement provides for a base salary of $70,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. Her salary may be increased to $140,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. For the nine months ended September 30, 2004, Ms. Seaman received $14,860 in compensation. Ms. Seaman stopped receiving her salary in May, 2004. As of September 30, 2004 the Company has accrued $27,640 of her compensation. Commencing October 1, 2004, Ms Seaman waived any future salary until such time as the Company's cash flows are sufficient to sustain operations. During 2004 the $17,500 of her salary that was waived by her was charged to operations and credited to additional paid-in capital.

            Both of these employment agreements will be automatically extended each year unless either the employee or the Company gives notice. Both Mr. Bozsnyak and Ms. Seaman will receive incentive bonuses to be determined prior to the commencement of each year if they satisfy the criteria for such bonuses as determined by the Company's compensation committee. Both Ms. Seaman and Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock at a price equal to the midpoint between the bid and ask price of a share of common stock on the date of the grant from the Company's 2004 Stock Plan. In May 2004 they were granted options to acquire an aggregate of 120,00 common shares at exercise prices totaling $92,400.

            On March 18, 2004, the Company hired a part time Chief Financial Officer, Noel C. Bonilla. Mr. Bonilla entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, $2,000 per month salary; $1,000 per month will be deferred until the Company has sufficient funds to pay him. Mr. Bonilla also has been granted the right to purchase 70,000 shares of the Company's common stock under the Company's 2004 Stock Plan at a purchase price of $0.47. The option will vest equally each year over the next four years. For the year ended December 31, 2004 the Company has paid Mr. Bonilla $14,000 in compensation. Mr. Bonilla stopped receiving and accruing his salary in October 2004. On November 1, 2004, Mr. Bonilla agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25. This option will vest in 90 days from the date of grant and will expire in 5 years. Mr. Bonilla will not receive a salary nor will he accrue his salary until the Company can afford to pay him.

            On March 18, 2004, the Company hired Eric Elgar as the Company's Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, an annual salary of $100,000. Mr. Elgar is guaranteed employment for at least six months and he also has been granted the right to purchase 150,000 shares of the Company's stock at $0.47. The option will vest fully one year from the date of grant. For the year ended December 31, 2004 the Company has paid Mr. Elgar $57,408 in compensation. Mr. Elgar stopped receiving his salary on October 31, 2004. On November 1, 2004, Mr. Elgar agreed to take an option, in lieu of his salary, to purchase 50,000 shares of the Company's common stock at a purchase price of $.25. This option will vest in 90 days from the date of grant and will expire in 5 years. Mr. Elgar will not receive a salary nor will he accrue his salary until the Company can afford to pay him.

NOTE 13 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

            The Company's quarterly financial data for the years ended December 31, 2004 and 2003 follow below.

      --------------------------------------------------------------------------------------------
                                         1st Quarter   2nd Quarter    3rd Quarter    4th Quarter
      --------------------------------------------------------------------------------------------
      December 31, 2004:
      --------------------------------------------------------------------------------------------
      Net loss                           $(310,987)     $(329,277)    $(275,628)     $(422,343)
                                         ==========     ==========    ==========     ==========
      --------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------
      Loss per share                       $(.01)         $(.01)        $(.01)         $(0.02)
                                           ======         ======        ======         =======
      --------------------------------------------------------------------------------------------
      Shares used in computation
                                         24,638,198     26,780,100    27,027,180     28,485,033
                                         ==========     ==========    ==========     ==========
      --------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------
      December 31, 2003:
      --------------------------------------------------------------------------------------------
      Net loss                           $(245,800)     $(234,461)    $(107,280)     $(480,892)
                                         ==========     ==========    ==========     ==========
      --------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------
      Loss per share                       $(.02)         $(.01)        $(.01)         $(.01)
                                           ======         ======        ======         ======
      --------------------------------------------------------------------------------------------
      Shares used in
        computation                      15,684,811     16,356,032    18,261,760     19,722,913
                                         ==========     ==========    ==========     ==========
      --------------------------------------------------------------------------------------------

               Part II. Information Not Required in the Prospectus

Item 24:  Indemnification of Directors and Officers


      Our Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

      Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 25: Other Expenses of Issuance and Distribution.

      Not applicable.

Item 26: Unregistered Securities Issued or Sold within One Year.

      On September 8, 2003 we commenced a private offering of 4,000,000 shares of common stock at $.25 per share which was increased in November 2003 to 6,000,000 shares of common stock. A total of 6,886,000 shares were sold to approximately 77 accredited investors as of the close of the offering on September 30, 2004. The gross proceeds of the offering was $1,721,500 and the net proceeds to the Company, after expenses and broker commissions, was approximately $1,668,750. The placement agent, S.G. Martin Securities, LLC was issued a warrant to purchase 172,800 shares of the Company's common stock at a purchase price of $.30 per share. The placement agent also received $43,200 in commissions and $8,640 of non-accountable expenses.

      In September 2004, William Bozsnyak the Company's Chief Executive Officer, purchased an aggregate of 400,000 shares of the Company's restricted common stock through a private sale, for a price of $.25 per share. The total purchase price was $100,000.

      In September 2004, the Company issued 520,753 shares of its common stock to William Bozsnyak the Company's Chief Executive Officer in consideration for repayment of his loan to the Company for $130,188. Also in September 2004, the Company issued 59,280 shares of the Company's common stock to Debbie Seaman, the Company's President in consideration for repayment of her loan to the Company in the amount of $14,820. The price was determined by using the imputed value of the stock on the date of grant.

      In February 2004, the Company issued 2,300,000 of its common shares valued at $575,000 and warrants to acquire another 2,300,000 common shares at $0.33 in partial payment for royalties as per a participation agreement with the mold remediation licensee and its parent.

      In May 2004, the Company issued 130,000 shares of the Company's restricted stock to 3 advisory board members.

      Between December 1, 2001 and February 14, 2002 promissory notes were issued to 13 accredited investors at $25,000 each for a total of $325,000. Robert M. Cohen & Co., Inc. was the placement agent and received commissions totaling $32,500. Since we did not pay back the note holders in full within 60 days of issuance, the note holders were entitled to purchase up to 5,000 shares per month of our common stock at $.01 per share for each additional month the note remains unpaid. As of December 31, 2004, 1,125,000 shares have been purchased by the note holders. There are no other shares of common stock issuable to our note holders. The note holders were all repaid by July 2003 out of the proceeds of our initial public offering.

      On December 30, 2003, management agreed to issue an option to purchase 750,000 common shares at $.25 per share to a non-employee director for business and marketing services rendered by the director. The option was issued on March 12, 2004.

      On April 12, 2005, management issued David Barnes 200,000 shares of the Company's restricted common stock for servings as a director, financial expert and chairman or the audit committee and compensation committee.

      On April 21, management granted Mr. Carrizzo an option to purchase 500,000 shares of the Company's common stock at a purchase price of $.27 for business and marketing services rendered by the director. On April 26, 2005, Mr. Carrizzo signed a three year employment contract with the Company and was issued an option to purchase 3,000,000 shares of the Company's common stock at a purchase price of $.20 per share. This option vests equally over a three year period and has an option life of five years.

      On April 26, 2005, Mr. Bozsnyak signed a three year employment contract with the Company and was issued an option to purchase 1,000,000 shares of the Company's common stock at a purchase price of $.20 per share. This option vest equally over a three year period and has an option life of five years.


Item 27:  Index to Exhibits

Exhibit No.       Description of Exhibit
-----------       ----------------------

1(a) Placement Agent Registration Rights Agreement, dated January 22, 2003, between the Company and Robert M. Cohen & Co, Inc.
                  (2)

1(b)              Form of Placement Agent Warrant. (2)

3(a)              Articles of Incorporation of the Company. (2)

3(b)              By-laws of the Company. (2)

4(a)              Specimen Common Stock Certificate of the Company. (2)

4(b)              Specimen Class A Warrant Certificate of the Company. (2)

4(c)              Specimen Class B Warrant Certificate of the Company. (2)

5                 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP. (3)

10(a) Agreement of Lease, dated December 1, 2000, between the Company and Briarcliffe Foundation, Inc. (2)

10(b) Extension of Agreement of Lease, dated March 18, 2002, between the Company and Briarcliffe Foundation, Inc. (2)


10(c)             Form Lock-Up Agreement between the Company and non-public
                  Stockholders.(2)

10(d) Warrant Agreement, dated January 22, 2003, between the Company and American Stock Transfer and Trust Company. (2)

10(e)             Company 2004 Stock Plan, dated January 1, 2004. (4)

10(f) Participation Agreement, dated February 3, 2004, between the Company and Environmental Commercial Technology Corp. (4)

10(g) Letter Agreement, dated February 3, 2004, between the Company and Bioneutral Laboratories Corporation USA. (4)

10(h) Letter Agreement, dated February 3, 2004, between the Company and Bioneutral Laboratories Corporation (Worldwide) Limited.
                  (4)

10(i) Warrant to purchase 575,000 shares of the Company's common stock granted from the Company to Environmental Commercial Technology Corp. (4)

10(j) Warrant to purchase 1,725,000 shares of the Company's common stock granted from the Company to Bioneutral Laboratories Corporation USA. (4)

10(k) Amended and Restated Employment Agreement, dated December, 2003, between the Company and Debbie Seaman. (4)

10(l) Amended and Restated Employment Agreement, dated January 1, 2004, between the Company and William Bozsnyak. (4)

10(m) 10(n) Placement Agent Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC. (4)

10(n) Registration Rights Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC. (4)

10(o) Software Purchase and Service Agreement, dated as of August 15, 2003, by and between the Company and Edocusign, Inc. (4)

10(p) Software License Agreement, dated August 29, 2003, by and between the Company and Family Trusted Products, LLC. (4)


10(q)             Form Lock-up Extension for Board of Directors. (4)

10(r) Schedule 10.21 identifying extensions that are substantially similar to Exhibit 10.20 in all material respects except as to the parties thereto and the amount of shares of common stock of the Company that are locked up. (4)

10(s) Form Lock-up Extension for the Founding Shareholders and Previous Noteholders. (4)

10(t) Schedule 10.23 identifying extensions that are substantially similar to Exhibit 10.22 in all material respects except as to the parties thereto and the amount of shares of common stock of the Company that are locked up. (4)

10(u)             Code of Ethics of the Company. (4)

10(v) On April 12, 2005, appointment of David Barnes as a Director, financial expert and chairman of the audit committee as well as chairman of the compensation committee of the Company. (Incorporated herin by reference to the Company's 8-K dated April 15, 2005).

10(w) Employment Agreement dated April 26, 2005, by and between the Company and Mr. Joseph Carrizzo. (Incorporated herin by reference to the Company's 8-K dated April 28, 2005).

10(x) Employment Agreement dated May 1, 2005, by and between the Company and Mr. William Bozsnyak. (Incorporated herin by reference to the Company's 8-K dated May 3, 2005).

10(y) Securities Purchase Agreement signed on April 26, 2005, by and between the Company and E-Top-Pics, Inc. (Incorporated herin by reference to the Company's 8-K dated May 2, 2005).

10(z) March 31, 2005 financials filed on May 18, 2005 (Incorporated herin by reference to the Company's 10-QSB dated May 18,
                  2005).

10(aa) On April 26, 2005, the Company announced the resignation of Joel San Antonio as chairman of the audit committee. (Incorporated herin by reference to the Company's 8-K dated April 27, 2005).

10(bb) On May 1, 2005, the Company announced the resignation of Eric Elgar as Chief Technical Officer of the Company. (Incorporated herin by reference to the Company's 8-K dated May 2, 2005).

(23)(a)           Consent of Weinick Sanders Leventhal & Co., LLP. (3)

(23)(b) Consent of Gersten Savage Kaplowitz Wolf & Marcus, LLP (included in Exhibit 5). (3)

                  (2) Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 333-97687.

                  (3) Filed herewith.

                  (4) Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003, File No. 333-9768.

      Item 28: Undertakings.


A.    Registrant hereby undertakes:

            a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      E. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing the Post Effective Amendment No.6 on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bethpage, state of New York, on June 7th, 2005.


                                   By:    /s/ William Bozsnyak
                                          ---------------------------------
                                   Name:  William Bozsnyak
                                   Title: Chief Executive Officer, Interim
                                   Chief  Financial Officer, Vice President
                                   and Chairman of the Board


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.



By:  /s/ Debbie Seaman                   Date:    June 7, 2005
     --------------------
Name:  Debbie Seaman
Title: Secretary and Director

By:  /s/ Joel San Antonio                Date:    June 7, 2005
     --------------------
Name:  Joel San Antonio
Title: Director

By:  /s/ Joseph Carrizzo                 Date:    June 7, 2005
     ---------------------
Name:  Joseph Carrizzo
Title: President and Director

By:  /s/ David Barnes                    Date:    June 7, 2005
     ---------------------
Name:  David Barnes
Title: Director